Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.6

UBER TECHNOLOGIES, INC.

UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT

DECEMBER 3, 2014

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.	Representations and Warranties of the Purchaser		20
	3.1.	Authorization	20
	3.2.	Purchase Entirely for Own Account	20
	3.3.	Disclosure of Information	20
	3.4.	Restricted Securities	21
	3.5.	No Public Market	21
	3.6.	Legends	21
	3.7.	Accredited Investor	21
	3.8.	Disqualification	22
	3.9.	Formation of Special Purpose Purchaser	22
	3.10.	Number of SPV Investors in GS Purchaser	22
	3.11.	Foreign Investors	22
	3.12.	No Brokers; No Advertisements	23
	3.13.	Commercial Domicile or Residence	23
	3.14.	Organizational Documents; Relevant Agreements	23
	3.15.	Restrictions on Transfer	23
	3.16.	Manager; General Partner	24
	3.17.	Purchaser’s Knowledge; SPV Investor’s Knowledge	24

4.	Conditions of the Purchasers’ Obligations at the Initial Closing		25
	4.1.	Representations and Warranties	25
	4.2.	Performance	25
	4.3.	Compliance Certificate	25
	4.4.	Qualifications	25
	4.5.	Opinion of Company Counsel	26
	4.6.	Joinder	26
	4.7.	Secretary’s Certificate	26
	4.8.	Closing of the Fund	26
	4.9.	No Material Adverse Effect	26

5.	Conditions of the Company’s Obligations at Closing		26
	5.1.	Representations and Warranties	26
	5.2.	Performance	26
	5.3.	Qualifications	26
	5.4.	Minimum Investment	26

6.	Particular Covenants and Events of Default		26
	6.1.	Affirmative Covenants	27
	6.2.	Negative Covenants	27
	6.3.	General Acceleration Provision upon Events of Default	28

7.	Miscellaneous		30
	7.1.	Treatment of Investment for Tax Purposes	30
	7.2.	Survival of Warranties	30
	7.3.	Transfer; Successors and Assigns	31
	7.4.	Counterparts	31
	7.5.	Notices	31

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.6.	Finder’s Fee	31
7.7.	Attorney’s Fees	31
7.8.	Amendments and Waivers	31
7.9.	Severability	32
7.10.	Delays or Omissions	32
7.11.	Entire Agreement	32
7.12.	Corporate Securities Law	32
7.13.	Governing Law; Waiver of Jury Trial; Dispute Resolution	32
7.14.	Exclusivity	33
7.15.	Confidentiality	35
7.16.	No Publicity	36
7.17.	Termination	36
7.18.	No Fiduciary Duty	37

Exhibit A – Form of Note

Exhibit B – Charter

Exhibit C – Form of Joinder

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

UBER TECHNOLOGIES, INC.

UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT

This Unsecured PIK Convertible Notes Purchase Agreement (the “Agreement”) is made as of December 3, 2014 (the “Agreement Date”) by and between Uber Technologies, Inc., a Delaware corporation (the “Company”), DRT Investors Master Fund LP (the “GS Purchaser”) and the several investors listed on Schedule I hereto, if any (the “Additional Purchasers” and together with the GS Purchaser, the “Purchasers” and individually, a “Purchaser”).

The parties hereby agree as follows:

1.	Purchase and Sale of the Unsecured PIK Convertible Notes.

1.1.	Issuance of Notes.

(a)

Subject to the terms and conditions of this Agreement, certain Purchasers agree to purchase at the Initial Closing and the Company agrees to sell and issue to the GS Purchaser and certain other Purchasers at the Initial Closing (the “Initial Purchasers”) Unsecured PIK Convertible Notes in the form attached hereto as Exhibit A (the “Notes” or “Note”), at a purchase price equal to the principal amount of each Note, which principal amount shall be determined within two Business Days prior to the Initial Closing Date, and which shall be set forth on Schedule I hereto, but with respect to the Note to be issued to the GS Purchaser shall in no event be less than $500,000,000 (the “Minimum Amount”) or greater than $2,000,000,000 (the purchase price of each Note, the “Purchase Price”).

(b)	The Company has authorized the sale and issuance to the Purchasers of the Notes.

1.2.	Closings; Delivery.

(a)

The initial purchase and sale of the Notes (the “Initial Closing”) shall take place remotely via the exchange of final documents and signature pages within two Business Days of the date that all the conditions to closing set forth in Sections 4 and 5 hereof are satisfied or waived, provided that such closing shall not occur prior to January 15, 2015 (the date on which the initial closing occurs is referred to as the “Initial Closing Date”).

(b)

On the Initial Closing Date, the Company shall execute and deliver to each Initial Purchaser a Note in a principal amount equal to its Purchase Price in exchange for such Initial Purchaser delivering an amount equal to the Purchase Price (by wire transfer to a bank account designated by the Company) on the Initial Closing Date.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c)

At any time and from time to time up to 180 days following the Initial Closing Date (the “Additional Closing Period”), the Company may on one or more additional Closing Dates (each an “Additional Closing Date” and, together with the Initial Closing Date, a “Closing Date”), offer and sell up to $1,000,000,000 in Notes (in the aggregate) to each other Purchaser selected by the Company (the “ New Purchasers”), on the same terms and conditions as those contained in this Agreement (such Notes sold after the Initial Closing Date, the “Additional Notes”); provided, that, each New Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. New Purchasers may include persons or entities who are already Purchasers under this Agreement. Immediately after each Additional Closing Date, Schedule I to this Agreement will be amended to list the New Purchasers under this Agreement at each such Additional Closing Date. Upon written request made by any Purchaser to the Company, the Company will promptly furnish to such Purchaser copies of Schedule I, as amended pursuant to the preceding sentence. All sales of Additional Notes made at an Additional Closing Date (i) shall be made on the terms and conditions set forth in this Agreement, (ii) the representations and warranties of the Company set forth in Section 2 hereof (and the Schedule of Exceptions) shall speak as of the Initial Closing Date and the Company shall have no obligation to update any such disclosure, and (iii) the representations and warranties of the Additional Purchasers in Section 3 hereof shall speak as of such Additional Closing Date. Any such Additional Notes shall be subject to Section 7.19 hereof.

1.3.

Defined Terms Used in this Agreement. In addition to any additional term defined above or below this Section, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such specified Person or the spouse, parent or lineal descendent of such other Person; provided, however, that, notwithstanding the foregoing, in no event will any Purchaser or any of the Holders, or any of their respective Affiliates, be deemed to be an Affiliate of the Company for any purpose under this Agreement solely by reason of holding any Notes.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Bylaws” means the Company’s Bylaws, as adopted on July 16, 2010, and as amended and restated on February 9, 2011 and March 30, 2012 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

“Charter ” means the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 6, 2014, and attached as Exhibit B hereto and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Co-Sale Agreement” means the Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company, the Investors (as defined therein) and the Key Holders (as defined therein), dated as of June 6, 2014 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Holder” means a Person in whose name a Note is registered.

“Joinder” means the Investor Rights and Joinder and Omnibus Amendment to Stockholder Agreements among the Company and the Purchasers in substantially the form of Exhibit C attached hereto.

“ Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on the business, prospects, assets (including intangible assets and licenses), liabilities, financial condition, property or results of operation of the Company and its Subsidiaries (as defined below), taken as a whole; provided, that Material Adverse Effect shall not include any events, conditions, circumstances, developments, state of facts, changes and effects (“Effects”) to the extent arising or resulting from (i) changes in the industry in which the Company operates (which industry shall be defined as companies providing a consumer-facing mobile application), (ii) changes in the general economic conditions within the United States or other jurisdictions in which the Company has material operations, (iii) the announcement or pendency of the Transactions, (iv) the failure of the Company to meet forecasts, budgets or financial projections, (v) any regulatory inquiries regarding the Company’s business (provided, however, that any events, conditions, circumstances, developments, state of facts, changes and effects to the extent arising or resulting from such regulatory inquiries shall not be included in this clause (v)), (vi) acts of God, natural disasters or calamities, including the engagement by any country in hostility (whether commenced before, on or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), (vii) the occurrence of a military or terrorist attack, or (viii) any changes in law (or any interpretation thereof), in each case (other than clause (i), (iii), (iv) and (v) above), to the extent that such Effects do not have a disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the same industries in which the Company operates.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Obligations” means the Notes and all present and future liabilities, obligations, covenants, duties and debts owing by the Company to the Purchasers, arising under, in accordance with, or pursuant to this Agreement and any of the other Transaction Agreements, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums required to be paid by the Company hereunder or under any of the other Transaction Agreements (including interest, fees and expenses which, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on any Obligations, whether or not a claim is allowed against the Company for such interest, fees or expenses in the related bankruptcy proceeding.)

“ Person” shall mean a legal entity, including but not limited to a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

“Requisite Holders” shall have the meaning set forth in the Notes.

“Securities” means the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Purpose Purchaser” means (i) an entity formed for the specific purpose of acquiring Notes or (ii) immediately following the applicable Closing Date, an entity the majority of whose (x) assets consist of Notes or (y) book value is attributable to such entity’s ownership of Notes.

“Surviving Person” shall have the meaning set forth in the Notes.

“Transaction” means, collectively, the execution, delivery and performance by the Company of the Transaction Agreements and the issuance of the Notes thereunder on a Closing Date.

“Transaction Agreements” means this Agreement, the Notes, the Joinder, and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

“Voting Agreement” means the Amended and Restated Voting Agreement among the Company, the Investors (as defined therein) and the Key Holders (as defined therein), dated as of as June 6, 2014 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

1.4.

Interpretation. In this Agreement, unless otherwise indicated or the context requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

division of this Agreement into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Agreement; and any reference to any of the Transaction Agreements means such document as the same shall be amended, supplemented or modified and from time to time in effect to the extent permitted thereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and on the Initial Closing Date to each Initial Purchaser that, except as set forth on a Schedule of Exceptions (attached hereto and made a part hereof, the “Schedule of Exceptions”), delivered separately by the Company to each Initial Purchaser, which exceptions specifically identify the relevant subsection hereof and shall be deemed to be representations and warranties made hereunder, the following representations are true and complete. For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of Travis Kalanick, Brent Callinicos, Thuan Pham and Salle Yoo (the “Key Employees”). For purposes of these representations and warranties (other than those in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12. 2,14, 2.16, 2.25, 2.26, 2.27, 2.30, 2.32, 2.33, and 2.34), the term the “Company” shall include all of the subsidiaries of the Company which are listed in Section 2.3 of the Schedule of Exceptions (“Subsidiaries”), unless otherwise noted herein.

2.1.

Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the state of California and in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2.	Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Agreement Date, of:

(a)

164,814,227 shares of Preferred Stock (the “Preferred Stock”), 43,507,470 of which are designated as Series Seed Preferred Stock (the “Series Seed Preferred Stock”), 41,722,176 of which are issued and outstanding immediately prior to the date hereof, 38,013,359 of which are designated as Series A Preferred Stock (the “Series A Preferred Stock”), all of which are issued and outstanding immediately prior to the Agreement Date, 34,395,890 of which are designated as Series B Preferred Stock (the “Series B Preferred Stock”), 30,911,464 of which are issued and outstanding immediately prior to the Agreement Date, 19,137,820 of

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

which are designated Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), all of which are issued and outstanding immediately prior to the Agreement Date, 7,750,920 of which are designated Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), none of which are issued and outstanding immediately prior to the Agreement Date, 210,466 of which are designated Series C-3 Preferred Stock (the “Series C-3 Preferred Stock”), all of which are issued and outstanding immediately prior to the Agreement Date, and 21,798,302 of which are designated Series D Preferred Stock (the “Series D Preferred Stock”), 20,410,473 of which are issued and outstanding immediately prior to Agreement Date. The rights, privileges and preferences of the Preferred Stock are as stated in the Charter. All of the outstanding shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, and Series D Preferred Stock have been duly authorized and issued, are fully paid and nonassessable and, subject in part to the truth and accuracy of representations and warranties made by purchasers of such shares, were issued in compliance with all applicable federal and state securities Laws, including but not limited to the Securities Act. The Company holds no shares of Common Stock (as defined below) and no shares of Preferred Stock, in each case, in its treasury.

(b)

350,000,000 shares of Class A Common Stock (the “Class A Common Stock”), 8,478,781 shares of which are issued and outstanding immediately prior to the Agreement Date, and 237,978,580 shares of Class B Common Stock (the “Class B Common Stock”, and together with the Class A Common Stock the “Common Stock”), 113,273,302 shares of which are issued and outstanding immediately prior to the Agreement Date. All of the outstanding shares of Common Stock have been duly authorized and issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws, including but not limited to the Securities Act.

(c)

The Company has reserved 50,499,570 shares of Class B Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Amended and Restated 2010 Stock Plan duly adopted by the Company’s Board of Directors and approved by the Company’s stockholders (the “2010 Stock Plan”), and 28,300,000 shares of Class A Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2013 Equity Incentive Plan duly adopted by the Company’s Board of Directors and approved by the Company’s stockholders (the “2013 Stock Plan”, and together with the 2010 Stock Plan, the “Stock Plans”). Of such reserved shares of Class B Common Stock reserved under the 2010 Stock Plan, 43,837,432 shares have been issued pursuant to option exercises or restricted stock purchase agreements, 3,734,480 options to purchase shares of Class B Common Stock have been granted and are currently outstanding, and zero (0) shares

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

of Class B Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2010 Stock Plan. Of such reserved shares of Class A Common Stock reserved under the 2013 Stock Plan, 7,087,983 shares have been issued pursuant to option exercises or restricted stock purchase agreements, 13,755,596 options to purchase shares of Class A Common Stock have been granted and are currently outstanding, and 10,047,976 shares of Class A Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2013 Stock Plan. The Company has made available to the Purchasers complete and accurate copies of the Stock Plans and forms of agreements thereunder.

(d)

Except for (i) the conversion privileges of the Series Seed Preferred Stock, (ii) the conversion privileges of the Series A Preferred Stock, (iii) the conversion privileges of the Series B Preferred Stock, (iv) the conversion privileges of the Series C-1 Preferred Stock, (v) the conversion privileges of the Series C-2 Preferred Stock, (vi) the conversion privileges of the Series C-3 Preferred Stock, (vii) the conversion privileges of the Series D Preferred Stock, (viii) the rights provided in the Amended and Restated Investor Rights Agreement, dated as of June 6, 2014 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date (the “Prior Rights Agreement”), (ix) the securities and rights described in Section 2.2(b) of this Agreement, (x) the Bylaws, (xi) the 2010 Stock Plan, (xii) the 2013 Stock Plan and (xiii) the Notes, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Other than the Voting Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any Persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration (or other changes in the vesting provisions of such agreements or understandings, or the lapse of a repurchase right) upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. To the knowledge of the Company, no stock options, stock appreciation rights or other equity based awards issued or granted by the Company are, or will be, subject to the penalties of Section 409A(a)(1) of the Code. The Company has made available to the Purchasers complete and accurate copies of each of the Prior Rights Agreement, the Co-Sale Agreement and the Voting Agreement.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e)

Upon an initial public offering of the Company’s equity securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act, all outstanding securities of the Company, including all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction (subject to increase as requested by the Company for compliance with NASD Rule 2711), and no waivers have been granted.[1]

(f)

The Schedule of Exceptions sets forth a complete list of each security of the Company owned by the Key Employees, or any director of the Company, or by any Affiliate of any such individual, together with a description of the vesting provisions, rights of repurchase and, to the Company’s knowledge, the rights of first refusal and applicable to each such security. The Company has provided to the Purchasers for their review copies of all agreements that provide vesting acceleration to any employees of the Company.

2.3.

Subsidiaries. Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. All of the Subsidiaries are directly or indirectly wholly-owned by the Company, except as set forth in Section 2.3 of the Schedule of Exceptions.

2.4.

Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Transaction Agreements, the performance of all Obligations of the Company hereunder and thereunder, and the issuance and delivery of the Notes, have been taken or will be taken prior to the Initial Closing Date (subject only to any future action by the Company and one or more of its stockholders required to increase the authorized number of shares of Common Stock to accommodate the conversion of the Notes) and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Prior Rights Agreement may be limited by applicable federal or state securities Laws.

[1]	NTD: Covered in the joinder, so deleted here.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.5.

Valid Issuance of Securities. The Notes, when issued, sold and delivered in accordance with the terms contained hereof for the consideration expressed herein, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement, one or more of the Transaction Agreements, the Prior Rights Agreement or applicable state and federal securities Laws and liens or encumbrances created by or imposed by the Purchasers. Based in part upon the representations of each Purchaser in Section 3 of this Agreement and subject to the provisions of Section 2.6 below, the Notes will be issued in compliance with all applicable federal securities Laws, including but not limited to the Securities Act. Based in part upon the representations of each Purchaser in Section 3 of this Agreement, and subject to Section 2.6 below, the Notes will be issued to the Purchasers in compliance with all applicable federal and state securities Laws. For the avoidance of doubt, the foregoing representations and warranties do not apply to the issuance of any SPV Investor Interests.

2.6.

Governmental Consents and Filings. Assuming the accuracy of the representations made by each Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the Transactions contemplated by the Transaction Agreements, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

2.7.

Offering. Subject to the truth and accuracy of each Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities Laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8.

Litigation. Except as set forth in Section 2.8 of the Schedule of Exceptions, as of the Agreement Date, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company (or any officer, director or Key Employee of the Company arising out of his or her employment or board relationship with the Company) or (ii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes actions, suits, proceedings or investigations pending or threatened in writing (or, to the Company’s knowledge, any basis therefor) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.9.

Intellectual Property. The Company owns or possesses sufficient title and ownership or possesses sufficient license rights to (i) all trademarks, service marks, tradenames, domain names, copyrights, trade secrets, information and proprietary rights and processes and (ii) to the Company’s knowledge, all patents, in each instance as used by it in connection with the Company’s business, which represent all intellectual property rights necessary to the conduct of the Company’s business as now conducted and as presently contemplated to be conducted, without any misappropriation, violation, or infringement of, the rights of others. Set forth in Section 2.9 of the Schedule of Exceptions is, as of the Agreement Date, a list of all of the patents, patent applications, registered copyrights, copyright applications, domain names, registered trademarks and trademark applications owned by or exclusively licensed to Company. The Company exclusively owns all intellectual property rights that it purports to own. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets or other intellectual property or proprietary rights or processes of any other Person or entity and the Company is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to or outside the scope of their employment by the Company other than those inventions that, as of the date hereof, have already been transferred and assigned to the Company. The Company does not use any open source, copyleft or community source code, including but not limited to any GNU or GPL libraries or code, in a manner that requires or could require (even if it distributed its software), or conditions or could condition the use or distribution of the Company’s (or any of its licensors’) products or proprietary software on, disclosure or distribution by the Company of any of its (or any of its licensors’) source code. The Company is in compliance with the terms of any such open source licenses and any such software and licenses are listed on the Schedule of Exceptions (“Open Source Software”). The Company has taken reasonable security measures to protect the confidentiality of all trade secrets, know-how

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

and other confidential and proprietary information owned by the Company or used by the Company in the Company’s business as now conducted and as presently proposed to be conducted. The Company has not granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any software owned by the Company, or provided or disclosed to any Person or entity any such source code. All material intellectual property rights owned by the Company that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world, have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Company’s knowledge, are valid and enforceable.

2.10.

Compliance with Other Instruments. The Company is not in violation or default of (a) any provisions of its Charter or Bylaws (or, in the case of the Subsidiaries, their respective charters, bylaws, or equivalent organizational documents that would have a Material Adverse Effect), or (b) of any instrument, judgment, order, writ, privacy policy or decree, or (c) under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound, except with respect to clauses (b) and (c), other than as would not have a Material Adverse Effect. The Company is not in violation of any provision of federal or state statute, rule or regulation applicable to the Company, other than as would not have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the Transactions contemplated hereby or thereby will not result in such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under (i) any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval other than as would not have a Material Adverse Effect or (ii) the Prior Rights Agreement.

2.11.	Agreements; Actions.

(a)

Except for agreements explicitly contemplated hereby and by the Transaction Agreements, as of the Agreement Date, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, preferred stockholders (other than the stock purchase agreements executed in connection with the issuance of shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, and Series D Preferred Stock, the Prior Rights Agreement, the Voting Agreement and the Co-Sale Agreement), Affiliates, or any Affiliate thereof.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b)

Except as may be set forth in one or more of the Transaction Agreements, as of the Agreement Date, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound, that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $3,000,000 in any one-year period, (ii) the license of any patent, copyright, trademark, trade secret or other intellectual property or proprietary right to or from the Company other than (x) the license to the Company of generally commercially available third party products, including Open Source Software, for a total cost of less than $500,000 in any one-year period, (y) license agreements with customers and driver partners entered into in the ordinary course of business and (z) limited-term marketing and promotion agreements with third parties entered into in the ordinary course of business, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services, (iv) indemnification by the Company with respect to infringements of intellectual property or proprietary rights except for limited-term marketing and promotion agreements with third parties entered into in the ordinary course of business, or (v) provisions restricting or otherwise limiting the Company or any of its Subsidiaries from competing in any form in any line of business, industry or geographical area (any of the foregoing, a “Material Agreement”).

(c)

The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $3,000,000 or in excess of $15,000,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)

For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person or entity (including Persons or entities the Company has reason to believe are affiliated with that Person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

(e)

The Company has not engaged in the ninety (90) days prior to the Agreement Date in any discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, (ii) any merger, consolidation or other business combination transaction of the

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Company with or into another corporation, entity or Person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any Person, or Persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

2.12.

Disclosure. The Company has provided each Purchaser with all the information such Purchaser has requested in connection with determining whether to purchase the Notes. None of (i) any representation or warranty of the Company contained in this Agreement, as qualified by the Schedule of Exceptions, (ii) any certificate furnished or to be furnished to the Purchasers at the Initial Closing or (iii) the statements describing the Company in the private placement memoranda prepared by the GS Purchaser and provided to the Company for review (the “GS PPMs”), contains any untrue statement of a material fact. To the Company’s knowledge, Section VIII—Risks and Potential Conflicts of Interest—Risks Related to the Investment” contained in the GS PPMs, does not omit to state a material risk with respect to the Company necessary to make the statements in the GS PPMs not misleading.

2.13.

No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its employees, officers or directors or to any member of their immediate families, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company’s employees, officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s stock) or officers or directors or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that employees, officers, directors and/or stockholders of the Company may own stock in (but not exceeding two (2) percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. None of the directors and officers or, to the Company’s knowledge, none of the Company’s employees, or any members of the employees’, directors’ or officers’ immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other Person, firm or corporation.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.14.

Rights of Registration and Voting Rights. Except as provided in the Prior Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.15.

Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, if any, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

2.16.

Financial Statements. The Company has provided to each Purchaser its consolidated unaudited balance sheet, income statement and statement of cash flows (collectively, the “Financial Statements”)) as of December 31, 2013 and unaudited balance sheet and income statement for the nine-month period ended on September 30, 2014 (the “Balance Sheet Date”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts and commitments incurred in the ordinary course of business which would not be required under U.S. generally accepted accounting principles to be reflected in the financial statements prepared in accordance with generally accepted accounting principles.

2.17.	Changes. Since the Balance Sheet Date and through the Agreement Date, there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

(b)	any damage, destruction or loss, whether or not covered by insurance, except as would not have a Material Adverse Effect;

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c)	any waiver or compromise by the Company of a valuable right or of a debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)	any change to a Material Agreement;

(f)	any change in any compensation arrangement or agreement with any Key Employee, officer, director or stockholder;

(g)	any sale, assignment or transfer by the Company of any patents, trademarks, copyrights, trade secrets or other intangible assets by the Company;

(h)

any resignation or termination of employment of any officer of the Company, and the Company is not aware of any impending resignation or termination of employment of any officer or any Person listed on Section 2.17(h) of the Schedule of Exceptions under the caption “Specified Persons”;

(i)	any change in a contingent obligation of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(j)	any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets;

(k)	any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families;

(l)

any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(m)

to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)	any arrangement or commitment by the Company to do any of the things described in this Section 2.17.

2.18.	Employee Benefit Plans. The Company does not have any Employee Benefit Plans as defined in Section 3(3) of ERISA.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.19.

Tax Returns and Payments. As of the Agreement Date, the Company has timely filed (or caused to be filed) all tax returns and reports as required by Law. These returns and reports are true and correct in all material respects. The Company has timely paid (or caused to be paid) all taxes and other assessments due. No unresolved claim has been made in writing by any Tax authority in a jurisdiction where any of the Company and its Subsidiaries does not make any tax filings that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no material liens for taxes (other than taxes not yet due and payable or taxes being contested in good faith for which there is adequate reserve on the financial statements) upon the assets of the Company or any of its Subsidiaries. The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. No tax audits or administrative or judicial proceedings are pending or being conducted in any jurisdiction with respect to the Company and its Subsidiaries. None of the Company and its Subsidiaries has received any (i) notice from any jurisdiction indicating an intent to open an audit or other review, (ii) request for information relating to tax matters, notice of deficiency or proposed adjustment relating any tax, or (iii) notice of deficiency or proposed adjustment for any tax proposed, asserted or assessed by any taxing authority, except as would not have a Material Adverse Effect.

2.20.

Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.21.

Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not aware that any officer or employee, or that any group of employees, intends to terminate their employment with the Company,

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company is not obligated to pay severance or any other additional compensation upon the termination of any employee. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

2.22.

Employee Matters. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer or group of employees intends to terminate his, her or their employment with the Company. The Company has properly classified and treated all applicable Persons employed or engaged by the Company in accordance with all applicable Laws in all material respects, including all applicable Laws concerning employment and compensation, and for purposes of all employee benefit plans and perquisites, and there is no pending or, to the Company’s knowledge, threatened complaint, claim, audit or investigation by or before any governmental body regarding any misclassification of any Person employed or engaged by the Company.

2.23.

Confidential Information and Invention Assignment Agreements. Each present and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms provided to the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation. Each such agreement assigns all intellectual property developed by such Person on behalf of the Company to the Company. No current or former employee has expressly excluded works or inventions or other subject matter from his or her agreement with the Company regarding confidentiality and proprietary information. The Company is not aware that any of its present and former employees, officers or consultants are in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation.

2.24.

Permits. As of the Agreement Date, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.25.

Corporate Documents. The Charter and Bylaws are in the forms provided to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

2.26.

83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been timely filed by all individuals who have purchased shares of the Company’s Common Stock prior to the Initial Closing.

2.27.

Real Property Holding Corporation. The Company is not, and does not intend to become, a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder.

2.28.

Environmental and Safety Laws. To the Company’s knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge after reasonable investigation, by any other Person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

2.29.

FCPA. None of the Company nor, to the Company’s knowledge, any of the Company’s directors, officers or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above, in order to

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

assist the Company or any of its Affiliates to obtain or retain business for, or direct business to the Company or any of its Affiliates, as applicable. None of the Company nor, to the Company’s knowledge, any of its directors, officers or employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

2.30.	Investment Company Act. The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.31.

Data Privacy. In connection with its collection, storage, transfer (including any transfer across national borders) and/or use of any information from any individuals, including any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable privacy, data security, consumer protection, marketing and data protection laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party, other than as would not have a Material Adverse Effect. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations, other than as would not have a Material Adverse Effect.

2.32.

Additional Agreements. The Company has not entered into any agreement with any Purchaser purchasing Notes with respect to the Transactions contemplated by this Agreement other than as specified herein (including the documents to be delivered pursuant to Section 4 herein) or in one of the Transaction Agreements.

2.33.	Shell Company. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

2.34.

No Bad Actor Disqualifications. Neither (i) the Company, (ii) to the Company’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act), is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

2.35.	Cash Balances. As of October 31, 2014, the Company had aggregate cash balances in its bank accounts and brokerage accounts of at least $646 million.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3. Representations and Warranties of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and on the Closing Date that:

3.1.

Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the Transaction Agreements, the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the Closing and this Agreement and each of the Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Prior Rights Agreement may be limited by applicable federal or state securities laws.

3.2.

Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser pursuant hereto will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

3.3.

Disclosure of Information. The Purchaser believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Notes. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely on such representations and warranties. Any Purchaser that is a Special Purpose Purchaser hereby further represents that such Purchaser has provided each of such Purchaser’s equity investors, share or unit holders, partners, members or other participants in the Special Purpose Purchaser (such Persons, “SPV Investors”) with a copy of a private placement or other offering memorandum (which, in the case of the GS Purchaser only, is the GS PPMs), in the form provided to the Company prior to the Closing Date , prior to such time that any such SPV Investor first invested in or received shares or units of the Purchaser for value.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.4.

Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in the Prior Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5.

No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6.	Legends. The Purchaser acknowledges, understands and agrees that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a)

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)	Any legend set forth in or required by the other Transaction Agreements.

(c)	Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(d)	A legend required under Treasury Regulation Section 1.1275-3.

3.7.

Accredited Investor. Each Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each Purchaser that is a Special Purpose Purchaser hereby further represents that each of its SPV Investors has represented to the Special Purpose Purchaser that it is (a) an

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (b) a qualified purchaser (as defined in Section 2(a)(51) of the 1940 Act). Each Purchaser that is a Special Purpose Purchaser hereby represents that to the extent such Special Purpose Purchaser has conducted an offering or sale of its securities, such offering and sale complied with either Rule 506 of Regulation D promulgated under the Securities Act, or Regulation S promulgated under the Securities Act.

3.8.

Disqualification. Each Purchaser represents that neither such Purchaser, nor any person or entity with whom such Purchaser shares beneficial ownership of the Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.9.

Formation of Special Purpose Purchaser. Each Purchaser that is a Special Purpose Purchaser represents that formation of the Special Purpose Purchaser (a) was not done primarily to circumvent the provisions of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) was done to earn fees, to provide a service to client, for tax or liability structuring, to protect the confidentiality of information related to the SPV Investors and/or reasons other than to circumvent Section 12(g) or 15d) of the Exchange Act.

3.10.	Number of SPV Investors in GS Purchaser. GS Purchaser hereby represents that it shall have no more than 1,000 SPV Investors at the time of the Initial Closing or at any time thereafter.

3.11.	Foreign Investors.

(a)

If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that (i) it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with its purchase of the Notes or any use of this Agreement, including (A) the legal requirements within its jurisdiction for the purchase of the Notes, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, with respect to this clause (D), that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes; and (ii) such Purchaser’s subscription and payment for the Notes will not violate any applicable securities or other laws of the Purchaser’s jurisdiction; and

(b)

Solely if the Purchaser is a Special Purpose Purchaser, such Purchaser hereby represents that the investment of each SPV Investor that is not a United States person (as defined by Section 7701(a)(30) of the Code in such Special Purpose Purchaser will not violate any applicable securities laws of the SPV Investor’s jurisdiction.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.12.

No Brokers; No Advertisements. Except as otherwise disclosed to the Company by the GS Purchaser prior to the Agreement Date, neither the Purchaser, nor any of its officers, employees, agents, directors, stockholders or partners has engaged the services of a broker, investment banker or finder to solicit any potential investor in the Special Purpose Purchaser nor has the Purchaser or any of the Purchaser’s officers, employees, agents, directors, stockholders or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor in the Special Purpose Purchaser. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners acting on its behalf has published any advertisement in connection with the offer and sale of the Notes.

3.13.

Commercial Domicile or Residence. The state of commercial residence or domicile of the Purchaser in the notice provision hereto is correct as of the date hereof and may be used and relied upon by the Company in complying with any applicable state securities laws.

3.14.

Organizational Documents; Relevant Agreements. The Purchaser has provided the Company with copies of the final forms of organizational documents and subscription agreements of the Purchaser, and any agreements between the Special Purpose Purchaser and an SPV Investor that limit or otherwise affect the conversion rights, the transfer restrictions or other rights of the Purchaser relating to the Notes.

3.15.

Restrictions on Transfer. If a Purchaser is a Special Purpose Purchaser, such Special Purpose Purchaser hereby represents that the organizational or other governing agreements or documents of such Special Purpose Purchaser contains a provision prohibiting any SPV Investor from directly or indirectly transferring or otherwise disposing of any portion of its interest in such Purchaser (the “SPV Investor Interest”) (including (a) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the SPV Investor Interest, even if the SPV Investor Interest would be disposed of by someone other than the SPV Investor, or (b) any transaction involving any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any such SPV Investor Interest or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Special Purpose Purchaser). without the consent of such Purchaser or the general partner or manager of such Purchaser. Any Purchaser that is a Special Purpose Purchaser agrees that prior to a Qualified IPO (as defined in the Note) or a Non-Qualified IPO (as defined in the Note), without the prior consent of the Company, the Purchaser, or general partner or manager of such Purchaser, shall not grant such consent except in connection with any transfer (i) effected for estate planning purposes, (ii) pursuant to divorce settlements, (iii) that occurs by operation of law, by will or intestacy, or (iv) to an affiliate or to an entity established solely for the benefit of the applicable SPV Investor or his immediate family; provided, that, notwithstanding the foregoing, (A) other than with respect to the GS Purchaser, no SPV Investor may transfer its SPV Investor

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Interest unless it transfers the entirety of its SPV Investor Interest to one (1) person (such that the transfer would not result in an increase in the total number of SPV Investors in such Special Purpose Purchaser) and (B) solely with respect to the GS Purchaser, no SPV Investor may transfer its SPV Investor Interest in the GS Purchaser if it would result in the total number of SPV Investors in the GS Purchaser exceeding 1,000.

3.16.

Manager; General Partner. If a Purchaser is a Special Purpose Purchaser, such Purchaser hereby represents that the organizational or other governing agreement or document of such Purchaser contains a provision whereby each SPV Investor in such Purchaser agrees that (a) the general partner, investment manager or other similar manager of such Purchaser shall have full discretion to exercise any rights of the Purchaser under the Notes, including without limitation making any relevant elections, providing consents or consenting to any amendments or waivers, and (b) no consent, waiver, acknowledgment or other action by any SPV Investor is required for such general partner, investment manager or other similar manager of such Special Purpose Purchaser to exercise such discretion. Such Purchaser shall not amend, modify or waive any such provision in any manner without the consent of the Company. If such Purchaser is a Special Purpose Purchaser, such Special Purpose Purchaser has disclosed to the Company the identity of the general partner, investment manager or other similar manager of such Purchaser.

3.17.	Purchaser’s Knowledge; SPV Investor’s Knowledge.

(a)

The Purchaser: (i) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement; (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale and issuance of the Notes; and (iii) has independently and without reliance upon the Company, and based on such information and the advice of its advisors as such Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Purchaser acknowledges that neither the Company nor its agents is acting as a fiduciary or financial or investment adviser to such Purchaser, and that neither the Company nor its agents has given such Purchaser any investment advice, opinion or other information on whether the purchase of the Notes is prudent. The Purchaser acknowledges that the value of the Notes may significantly appreciate or depreciate over time.

(b)

If the Purchaser is a Special Purpose Purchaser, any subscription agreement concerning an investment by any SPV Investor in such Special Purpose Purchaser contains provisions whereby each SPV Investor represents, warrants and agrees that: (i) it has received adequate information concerning all matters which it considers material to a decision to purchase SPV Investor Interests; (ii) it is capable of evaluating investment risks independently, including with regard to transactions and

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

investment strategies involving interests in the Special Purpose Purchaser and has exercised independent judgment (and has relied solely upon the Special Purpose Purchaser’s private placement memorandum, the advice of the SPV Investor’s tax, legal or other advisers, and independent investigations made by the SPV Investor) in purchasing the SPV Investor Interests; (iii) it has such knowledge and experience in financial and investment matters, and in illiquid investments in particular, and in other business matters that the SPV Investor is capable of evaluating the merits and risks of an investment in the SPV Investor Interests without assistance of a Purchaser Representative (as such term is defined in the Securities Act); and (iv) it can bear a complete loss of its investment in the Special Purpose Purchaser, and such a loss would not materially adversely affect its capital needs (in the case of an entity) or his or her standard of living or that of his or her family (in the case of an individual).

4. Conditions of the Purchasers’ Obligations at the Initial Closing. The obligations of each Initial Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Initial Closing Date, of each of the following conditions (other than Section 4.8, which shall only apply to the GS Purchaser), unless otherwise waived by Initial Purchasers who after giving effect to the Initial Closing would constitute the Requisite Holders (except for Section 4.8 which may only be waived by the GS Purchaser):

4.1.

Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Initial Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

4.2.

Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Agreement Date or the Initial Closing Date, as applicable.

4.3.

Compliance Certificate. The President of the Company shall deliver to the Initial Purchasers on the Initial Closing Date a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4.

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Initial Closing Date.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

4.5.

Opinion of Company Counsel. The Purchasers shall have received from Fenwick & West LLP, counsel for the Company, an opinion, dated as of the Initial Closing Date, in the form mutually agreed by the Purchasers and the Company.

4.6.	Joinder. The Joinder shall have been executed and delivered by the Company.

4.7.

Secretary’s Certificate. The Secretary of the Company shall deliver to the Initial Purchasers on the Initial Closing Date a certificate certifying (a) the Charter, (b) the Bylaws, and (c) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the Transactions contemplated hereby and thereby.

4.8.	Closing of the Fund. With respect to the GS Purchaser, the GS Purchaser shall have sold SPV Investor Interests with gross proceeds of at least the Minimum Amount.

4.9.

No Material Adverse Effect. Since the Agreement Date, there shall not have occurred any event, development, set of facts or circumstances that would, or would reasonably be expected to, have a Material Adverse Effect.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to any Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of the following conditions, unless otherwise waived by the Company:

5.1.

Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of each Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

5.2.

Performance. Each Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or prior to the Agreement Date or each Closing Date, as applicable.

5.3.

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of each Closing Date.

5.4.	Minimum Investment. The minimum aggregate purchase consideration of the Purchasers, collectively, shall be the Minimum Amount.

6.	Particular Covenants and Events of Default.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

6.1.	Affirmative Covenants. Unless the Requisite Holders or the Company, as applicable, shall otherwise agree:

(a)

The Company shall promptly notify the Purchaser of any Default or Event of Default under any Transaction Agreement, to which the Company has knowledge, other than any Default or Event of Default which has been cured.

(b)

From the date hereof until the Initial Closing Date, each of the Company and each Initial Purchaser shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Sections 4 and 5 hereof, respectively.

(c)

The Company shall provide the GS Purchaser with any additional information that, to the Company’s knowledge, would be required to be included in the GS PPMs so that: (i) the information regarding the Company therein, in the good faith judgment of the Company, will not contain an untrue statement of a material fact and (ii) to the Company’s knowledge, with respect to Section VIII—Risks and Potential Conflicts of Interest—Risks Related to the Investment” contained in the GS PPMs, the GS PPMs does not omit to state a material risk with respect to the Company necessary to make the statements in the GS PPMs not misleading, in each case, as of the Initial Closing Date, and cooperate with the GS Purchaser to enable the GS Purchaser to prepare one or more supplements to the GS PPMs with respect thereto.

6.2.	Negative Covenants. Unless the Requisite Holders shall otherwise agree, while any Notes are outstanding:

(a)

The Company shall not (i) liquidate, (ii) enter into any merger or consolidation, unless (A) the Company is the surviving corporation or (B) if the survivor is a Person other than the Company, such Person is organized under the laws of a subdivision of the United States of America and assumes the Notes and the Obligations of the Company under the Transaction Agreements, or (iii) sell, assign, transfer, lease or convey all or substantially all of its properties or assets, in one or more related transactions, to any Person, unless such Person is organized under the laws of a subdivision of the United States of America and assumes the Notes and the Obligations of the Company under the Transaction Agreements. The Purchaser shall receive no later than the second Business Day following the date of any (x) merger or consolidation described in clause (ii) above, (y) any sale, assignment or transfer described in clause (iii) above or (z) any Non-Change of Control Merger (as defined in the Notes) where any Notes are to remain outstanding following such Non-Change of Control Merger, in each case in which the Company is not the Surviving Person: (1) an instrument of assumption pursuant to which such Surviving Person or other Person, as applicable, assumes all the obligations of the

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Company under this Agreement and the other Transaction Agreements and (2) documents evidencing the corporate power and authority of such Person to become a party to and perform its obligations under this Agreement and the other Transaction Agreements.

(b)

The Company shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly through any Subsidiary) pay or declare any dividend or make any distribution on, whether in cash, stock, property or otherwise (other than dividends or distributions solely in shares of the Company’s common stock), any shares of the Company’s capital stock, provided, that, the repurchase of its outstanding shares shall not be considered a distribution per this Section 6.2(b) and shall solely by governed by Section 6.2 (c) hereof.

(c)

The Company shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly through any Subsidiary) repurchase its outstanding shares, or permit any Subsidiary of the Company to take any such action; provided that the Company may redeem or repurchase (i) up to 10% of its outstanding shares over the life of the Notes (without giving effect to the repurchase of shares necessary to offset dilution resulting from share issuances to employees of the Company and (ii) shares from former employees, officers, directors, consultants or other persons who performed services for the Company in connection with the cessation of such employment at the lower of the original purchase price or the then-current fair market value, pursuant to plans or agreements approved by the Company’s Board of Directors) (clauses (i) and (ii), the “Share Repurchase Threshold”); provided, further, that the Company may repurchase additional shares over the Share Repurchase Threshold upon the approval of the Company’s disinterested members of its Board of Directors. If any repurchase of shares would be treated in whole or in part as a dividend subject to Code Section 301 by reason of the application of Code Section 302(b) then the Company and the SPV Investor shall cooperate in good faith to determine if an alternative structure may be possible. For purposes of this Section 6.2(c), “10% of its outstanding shares” shall be defined as 10% of the aggregate number of shares (on a fully-diluted basis) of Common Stock and Preferred Stock (calculated as an on-converted basis) issued and outstanding as of the date on which the calculation of 10% is being determined.

6.3.

General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 6.3 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Requisite Holders, by written notice to the Company, may declare the principal of, and accrued and unpaid interest on, all of the Notes or any part of any of them (together with any other Obligations accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company, and take any further action available at law or in equity, including the sale of the Notes and all other rights acquired in connection with the Notes:

(a)

The Company shall have failed to make payment of (i) principal when due and payable, or (ii) interest or any other amounts due and payable under the Notes or any other Obligations within five (5) Business Days of on their due date and such default is not remedied by the Company or waived by the Requisite Holders within thirty (30) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Law) after receipt by the Company of notice from the Requisite Holders of such default.

(b)

(i) The Company shall have failed to comply in any material respect with the compliance or performance of any covenant contained in this Agreement (other than the covenant described in (a) above or as otherwise expressly provided in this Section 6.3) or in the other Transaction Agreements and such default is not remedied by the Company or waived by the Requisite Holders within thirty (30) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Law) after receipt by the Company of notice from the Requisite Holders of such default.

(c)

Any representation or warranty made by the Company in any Transaction Agreement shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.

(d)

(i) The Company shall fail generally to pay its debts as such debts become due or shall make a general assignment for the benefit of creditors; (ii) the Company shall declare a moratorium on the payment of its debts; (iii) the commencement by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or consent seeking reorganization, intervention or other similar relief under any applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or (iv) the commencement against the Company of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of sixty (60) consecutive days

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e)

One or more final judgments for the payment by the Company, which in the aggregate exceed $100,000,000 (excluding any amounts anticipated to be covered by insurance), and such judgment(s) remains unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

(f)

The validity of any Transaction Agreement shall be contested by the Company or any Subsidiary pursuant to a filing by the Company or a Subsidiary, or any Law shall purport to prevent or materially delay the performance or observance by the Company of a material portion of the Obligations.

Any Event of Default of the type specified in Section 6.3(d) shall cause principal of, and accrued and unpaid interest on, all of the Notes or any part of any of them (together with any other Obligations accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company.

7.	Miscellaneous.

7.1.	Treatment of Investment for Tax Purposes.

(a)

The GS Purchaser shall provide an Internal Revenue Service Form W-9 on or prior to the Initial Closing and each other Purchaser shall provide an Internal Revenue Service Form W-9 or an applicable Internal Revenue Service Form W-8 on or prior to the applicable Closing Date.

(b)

The Company and each Purchaser shall reasonably cooperate with respect to all tax matters related to the Notes and the Company shall provide all information reasonably requested by each Purchaser in connection with any tax matters related to the Notes.

7.2.

Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the conversion of the Notes or their repayment pursuant to their terms and each Closing Date and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.3.

Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of any Securities (provided, that, transfers may only take place subject to the provisions of Section 3.15 above, the terms of the Prior Rights Agreement and the Joinder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile or electronically-transmitted signature.

7.5.

Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Schedule I hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, CA 94104, Attention: Michael A. Brown and David K. Michaels, (b) if to the GS Purchaser, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004; Fax: (212) 859-4000; Attention: Stuart H. Gelfond and Stewart A. Kagan.

7.6.

Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction or with respect to the purchase of any Notes hereunder. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7.

Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8.

Amendments and Waivers. Any term of this Agreement may be amended or waived subsequent to the execution hereof only upon the mutual written consent of (i) the Company and (ii) the Requisite Holders. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Purchasers and each Holder and transferee of the Notes and the Company.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.9.

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10.

Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11.

Entire Agreement. The Transaction Agreements constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

7.12.

Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

7.13.	Governing Law; Waiver of Jury Trial; Dispute Resolution.

(a)

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES, TO

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)

Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in the Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement or the Notes against the Company or its properties in the courts of any jurisdiction.

(c)

Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any court referred to in the preceding paragraph. Each party hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)

Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.5. Nothing in this Agreement or the Notes will affect the right of any party hereto to serve process in any other manner permitted by Law.

(e)	Each party hereto irrevocably consents and unconditionally agrees to the dispute resolution provisions set forth in Section 18 of the Note.

7.14.	Exclusivity. From the Agreement Date until January 15, 2015 (the “Exclusivity Period”):

(a)

the Company and its officers shall not, and the Company shall not authorize any of its directors, employees, agents or representatives, including any investment banker, attorney, consultant or accountant (collectively, “Representatives”), to directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of or transfer, or announce the offering of:

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(i)	any debt securities of the Company; or

(ii)

any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (collectively “Company Stock”) to a special purpose dedicated vehicle that provides direct or indirect access solely to Company Stock in a distributed offering (other than special purpose dedicated vehicles comprised entirely of partners of, or investors in, an investment entity that is otherwise concurrently purchasing shares of Company Stock with such special purpose dedicated vehicle identified to the GS Purchaser prior to the launch of the marketing of the Transactions (such entity, a “Co-Investor”), provided that the maximum number of Co-Investors and partners of, or investors in, such Co-Investors shall not exceed 20);

or publicly announce an intention to effect any such transaction (any such transaction, a “Competing Transaction”) and;

(b)

the Company and its officers shall, and the Company shall instruct its Representatives to, cease any discussions and negotiations with any person or entity other than the GS Purchaser regarding any Competing Transaction or any proposal that could reasonably be expected to lead to a Competing Transaction. For the avoidance of doubt, the offer and sale of common or preferred stock of the Company shall not be deemed a Competing Transaction if not prohibited under clause (a)(ii) above.

In addition, during the Exclusivity Period the Company and its officers shall not, and the Company shall not authorize any Representatives to, (i) engage in any discussions or negotiations with, or provide any confidential or non-public information or data to, any person other than the GS Purchaser relating to a Competing Transaction, (ii) encourage any effort or attempt by any person other than the GS Purchaser to propose or implement a Competing Transaction, or (iii) execute or enter into with any person other than the GS Purchaser, any letter of intent, exclusivity agreement, agreement in principle, purchase agreement, option agreement, or other similar agreement related to a Competing Transaction.

Notwithstanding the foregoing, nothing herein shall prevent the Company from offering and selling the Notes (a) to its existing investors to the extent required under the terms of any existing rights of first offer or similar existing rights of the Company’s investors (the “Right of First Offer”) and (b) to other investors or potential investors (the “Other Investors”) identified to the Purchasers prior to the launch of the marketing of the Transactions (so long as, for purposes of this clause (b), such other investors or potential investors are not special purpose dedicated vehicles that provide direct or indirect access solely to Company Stock (other than Co-Investors)), and in connection therewith, engaging in discussions or negotiations with, providing any confidential or non-public information or data to, and/or entering into purchase agreement for the securities offered in the Transactions with, such existing investors or other investors or potential investors.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.15.	Confidentiality.

(a)

Each of the Company and each Purchaser agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (i) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, upon the request or demand of any Governmental Authority, in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law or if required to do so in connection with any litigation or similar proceeding; (iv) to any other party to this Agreement; (v) to any potential or actual investor in any Special Purpose Purchaser and their advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided, that, any Information that is provided to such Persons pursuant to this clause (v) must have (A) been provided to the Company for its review prior to the distribution to such Persons and (B) the Company must provide authorization (which may be oral) to the Special Purchase Purchaser allowing it to provide such Information to such Persons; (vi) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vii) with the consent of the Company; or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 7.16, or (B) becomes available to a Purchaser or any of their respective Affiliates on a non-confidential basis from a source other than the Company. Any Person required to maintain the confidentiality of Information as provided in this Section 7.16 shall exercise no less than the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c)

For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, the existence of this Agreement and the Transaction Agreements and the terms of this Agreement and the Transaction Agreements, and the existence of the Transaction and the terms thereof.

7.16.

No Publicity. Each of the Company and each Purchaser agrees that it will not, and shall cause each of its Subsidiaries to not, without the prior written consent of the other party, use in advertising, publicity, or otherwise the name of the other party, or any partner or employee of the other party, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party, or any of its affiliates, in each case other than pursuant to required securities filings (including disclosure in a Registration Statement on Form S-1). Each of the Company and each Purchaser further agrees that it shall obtain the written consent of the other party prior to the issuance of any public statement identifying or specifying that such Purchaser or any of its affiliates has purchased the Notes pursuant to this Agreement, in each case other than pursuant to required securities filings (including disclosure in a Registration Statement on Form S-1). Notwithstanding anything to the contrary set forth in this Section 7.17, (x) with respect to any disclosure by or with respect to a Purchaser pursuant to this Section 7.17, all references herein to “consent of the other party” shall only require the consent of the Company and not the consent of any other Purchaser, and (y) the Company may, in any announcement, advertisement, public statement, or otherwise, disclose the sale and issuance of Notes, the purchase price therefor, the identities of the Purchasers and any other details of the transactions contemplated hereby.

7.17.	Termination.

(a)	Termination. At any time prior to the Initial Closing Date, this Agreement may be terminated and the Transaction abandoned by authorized action taken by the terminating party:

(i)	by mutual written consent duly authorized by the Company and the GS Purchaser;

(ii)

by either the Company or the GS Purchaser, if the Initial Closing Date shall not have occurred by January 15, 2015 (the “Termination Date”); provided, further, that the right to terminate this Agreement under this clause (ii) of this Section 7.17(a) shall not be available to any party whose breach of any covenant or agreement hereunder will have been the principal cause of, or will have directly resulted in, the failure of the Initial Closing to occur on or before the Termination Date;

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(iii)

by either the Company or GS Purchaser, if any permanent injunction or other order of a Governmental Authority of competent authority preventing the consummation of the Transaction shall have become final and nonappealable;

(iv)

by the Company, if the GS Purchaser shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within 10 Business Days after receipt by the GS Purchaser of written notice of such breach and if not cured within the timeframe above and at or prior to the Initial Closing, such breach would result in the failure of any of the conditions set forth in Section 5.1 or Section 5.2 to be satisfied; or

(v)

by the GS Purchaser, if Company shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within 10 Business Days after receipt by the Company of written notice of such breach and if not cured within the timeframe above and at or prior to the Initial Closing, such breach would result in the failure of any of the conditions set forth in Section 4.1 or Section 4.2 to be satisfied.

(b)

Effect of Termination. In the event of termination of this Agreement as provided in Section 7.17, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or any of the Purchasers or their respective officers, directors, stockholders or Affiliates; provided, however, that (i) the provisions of this Section 7 shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from liability in connection with any breach of such party’s representations, warranties or covenants contained herein.

7.18.

No Fiduciary Duty. Each of the Purchasers and their Affiliates may have interests, economic or otherwise, that conflict with those of the other Purchasers, their equityholders and/or their Affiliates. Notwithstanding the fact that the consent of the GS Purchaser is required for the taking of any action hereunder, each Purchaser agrees that nothing in the Transaction Agreements or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the GS Purchaser, its equityholders or its Affiliates, on the one hand, and any other Purchaser, its equityholders or its Affiliates, on the other. Each Purchaser acknowledges and agrees that (a) none of GS Purchaser, its stockholders or its Affiliates have assumed an advisory or fiduciary responsibility in favor of any other Purchaser, its equityholders or its Affiliates with respect to the Transactions contemplated hereby or under any of the Transaction

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Agreements (or the exercise of rights or remedies with respect hereto or thereto) or the process leading thereto (irrespective of whether GS Purchaser, its stockholders or its Affiliates have advised, are currently advising or will advise any other Purchaser, its stockholders or its Affiliates on other matters) or any other obligation to any other Purchaser and (b) GS Purchaser shall have no duty to consult with, provide notice to, seek the approval or consent of, or take into account the interest of any other Purchaser in connection with any transactions contemplated by the Transaction Agreements or its actions or omissions to act or otherwise under the Transaction Agreements. The GS Purchaser shall not be liable to any other Purchaser for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise under the Transaction Agreements. In no event shall the GS Purchaser be liable to the other Purchasers or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising out of its actions or omissions to act.

[Remainder of page intentionally blank]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

COMPANY:

UBER TECHNOLOGIES, INC.

By:	/s/ Travis Kalanick
Name:	Travis Kalanick
Title:	Chief Executive Officer

Adress:	1455 Market Street, 10th Floor San Francisco, CA 94103

Withe a copy to (which shall not constitute notice):

Fenwick & West LLP 555 California Street, 12th Floor San Francisco, CA 94104 Attention: Michael A. Brown David K. Michaels

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

DRT Investors Master Fund LP

By: DRT Investors GP LLC, its general partner

By: GS Investment Strategies, LLC, its sole member

By: /s/ Kenneth Eberts
Name: Kenneth Eberts
Title: Managing Director

Address: 200 West Street New York, NY 10282
Attention: Kenneth Eberts David Plutzer

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Stuart H. Gelfond
Stewart A. Kagan

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

CANYON VALUE REALIZATION FUND, L.P., a Delaware limited partnership

By:	CANYON CAPITAL ADVISORS LLC,
a Delaware limited liability company, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address:	2000 Avenue of the Stars
11th Floor
Los Angeles, CA 90067

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

CANYON-TCDRS FUND, LLC, a Delaware limited liability company

By:	Canyon Capital Advisors LLC,
a Delaware limited liability company, its Managing Member

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address:	2000 Avenue of the Stars
11th Floor
Los Angeles, CA 90067

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

CANYON BLUE CREDIT INVESTMENT FUND L.P., a Delaware limited partnership

By:	CANYON CAPITAL ADVISORS LLC,
a Delaware limited liability company, its Co-General Partner

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address:	2000 Avenue of the Stars
11th Floor
Los Angeles, CA 90067

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

VULCAN CAPITAL GROWTH EQUITY LLC
By:	Vulcan Capital Growth Equity Management LLC, its Manager
By:	Cougar Investment Holdings LLC,
its Managing Member

By:	/s/ William C. Benack
Name:	William C. Benack
Title:	Vice President

Address: c/o Vulcan Inc 505 Fifth Ave. S., Suite 900 Seattle, WA 98104 Attention: IM Finance vulcanbusops@Vulcan.com Phone: (206) 342-2000

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE I

SCHEDULE OF PURCHASERS

Investor Name	Date	Principal Amount Under Note
DRT Investors Master Fund LP	2014-01-16	$1,620,512,000.00
Canyon Value Realization Fund, L.P.	2015-02-17	$38,410,000.00
Canyon-TCDRS Fund, LLC	2015-02-17	$1,145,000.00
Canyon Blue Credit Investment Fund L.P.	2015-02-17	$445,000.00
Vulcan Capital Growth Equity LLC	2015-02-18	$30,000,000.00

TOTAL		$1,690,512,000.00

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT A

FORM OF NOTE

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT A

NEITHER THIS UNSECURED PIK CONVERTIBLE NOTE (THIS “NOTE”) NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE US PURSUANT TO REGULATION S UNDER SAID ACT. IN ADDITION, THIS NOTE IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE TRANSACTION AGREEMENTS.

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT.                             , AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF                                     IS                                     .

FORM OF UNSECURED PIK CONVERTIBLE NOTE

Original Principal Amount: US$[         ]                                                          Issuance Date: [                     ], 2015

FOR VALUE RECEIVED, Uber Technologies, Inc., a Delaware corporation (the “Issuer”), hereby promises to pay [         ] or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment of any PIK Interest (as defined below), or (ii) reduced pursuant to any conversion effected in accordance with the terms hereof or otherwise (the balance of such amount from time to time being the “Outstanding Principal Balance”) when due, whether upon the Maturity Date, acceleration, or otherwise (in each case in accordance with the terms hereof). The Issuer further promises to pay Interest on the Outstanding Principal Balance from time to time, in the manner and at the interest rates specified in Section 2 hereof. This Unsecured PIK Convertible Note (including all Unsecured PIK Convertible Notes issued in exchange, transfer or replacement hereof) (the “Note” and, together with all other Unsecured PIK Convertible Notes issued pursuant to the Purchase Agreement (as defined herein), collectively, the “Notes”), is issued pursuant to the Purchase Agreement on the Issuance Date. Certain capitalized terms used herein are defined in Section 24. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

1. PAYMENTS OF PRINCIPAL.

(a) The entire Outstanding Principal Balance of this Note (together with any accrued and unpaid Interest thereon) shall be due and payable on the Maturity Date; provided, that the Issuer’s obligation to pay the aforesaid amounts are subject to Section 5 hereof.

(b) The “Initial Maturity Date” shall be January [         ], 2021.

(c) Except as specifically permitted in Sections 3(b)(ii), 3(b)(iii) and 5(e) of this Note, the Issuer may not voluntarily prepay or redeem the Note.

2. INTEREST; INTEREST RATE.

(a) During the term of this Note, Interest shall accrue on the Outstanding Principal Balance of this Note at the interest rates set forth in the table below, commencing on the Issuance Date, payable semi-annually in arrears on each [         ] and [         ], commencing [         ], 2015 (each, an “Interest Payment Due Date”). Interest shall be payable in cash (“Cash Interest”) or by increasing the principal amount of this Note (with such increased amount accruing Interest as well) (“PIK Interest”), as selected by the applicable Determining Party specified in the table below by written notice to the Holders (if the Determining Party is the Issuer) or to the Issuer (if the Determining party is the Requisite Holders). On or prior to each applicable Interest Election Due Date (as set forth in the table below), the Determining Party shall make a PIK Interest election (“PIK Election”) or Cash Interest election (“Cash Election”); provided that the PIK Election or Cash Election for the period beginning on the Issuance Date and ending on the fourth anniversary of the Issuance Date may only be made one time on or prior to the Issuance Date. Any PIK Election or Cash Election by the Requisite Holders prior to the fourth anniversary of the Issuance Date shall be irrevocable and shall apply to each Interest Payment Due Date occurring during the period from the Issuance Date to but excluding the fourth anniversary of the Issuance Date. If no PIK Election or Cash Election is made by the applicable Determining Party on or prior to the applicable Interest Election Due Date, Interest shall be payable by PIK Interest on (i) in the event the Determining Party is the Issuer, the next succeeding Interest Payment Due Date following such Interest Election Due Date, or (ii) in the event the Determining Party is the Requisite Holders, each Interest Payment Due Date during the period from the Issuance Date to but excluding the fourth anniversary of the Issuance Date.

Table of Applicable Interest Rates

Period	Annual Interest Rate	Determining Party	Interest Election Due Date
Issuance Date to (but excluding) fourth anniversary of the Issuance Date (other than in the case of a Nine Year Extension)	2.5%	Requisite Holders	Issuance Date

Issuance Date to (but excluding) fourth anniversary of the Issuance Date (in the case of a	2.5%	Not Applicable	Not Applicable

2

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Period	Annual Interest Rate	Determining Party	Interest Election Due Date
Nine Year Extension)

Fourth anniversary of the Issuance Date to (but excluding) sixth anniversary of the Issuance Date (other than in the case of a Nine Year Extension)	12.5%	Issuer	No later than the 15th Business Day prior to next succeeding Interest Payment Due Date

Sixth anniversary of the Issuance Date until the occurrence of the earlier of:	0%	Not Applicable	Not Applicable

A) A MAC Maturity Extension; or
B) A Nine Year Extension; or
C) A QIPO Maturity Extension; or
D) A Seven Year Extension

During a MAC Maturity Extension; or during a QIPO Maturity Extension	12.5%	Issuer	No later than the 15th Business Day prior to next succeeding Interest Payment Due Date

For any portion of Nine Year Extension occurring after fourth anniversary of the Issuance Date or during a Seven Year Extension	3.5%	Not Applicable	Not Applicable

(b) On each Interest Payment Due Date, (i) if Interest is payable in PIK Interest, the Issuer shall make a record on its books of the additional increase in the principal amount of this Note due to the accrual of PIK Interest; or (ii) if Interest is payable in cash, the Issuer shall pay in immediately available funds the amount of the Cash Interest to the Holder entitled to such payment of Cash Interest.

(c) Interest hereunder will be paid to the Holder or its assignee in whose name this Note is registered on the records of the Issuer regarding registration and transfers of Notes. All Interest will be computed on the basis of a 360-day year of twelve (12) 30-day months.

3. CERTAIN EVENTS.

(a) Maturity Date Conversion Right. On any Maturity Date, the Requisite Holders by notice to the Issuer in accordance with Section 5(a) and Section 6(a), subject to the proviso at the end of this sentence, shall have the option to convert the Notes into an amount of shares of Series D Preferred Stock equal to the Series D Conversion Amount; provided however, that if there is an Equity Round subsequent to the Series D Preferred Stock, the Notes shall be convertible on any Maturity Date as described in Section 5(c) below and any such notice shall be deemed to be a Conversion Election.

3

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) IPO.

(i) IPO Notice. No later than the earlier of (a) the fifth Business Day after the IPO Filing Date, and (b) the 20th day prior to the anticipated commencement of a bona fide roadshow for an IPO, the Issuer shall provide the Requisite Holders with a written notice of such IPO Filing Date (the “IPO Notice”). The IPO Notice shall include the expected material terms (including the then-expected range of the price per share) and a bona fide estimate of the anticipated size of the IPO (it being understood that the actual terms and size of the IPO may differ from such expected material terms and bona fide estimate), an indication as to whether or not the Issuer expects such IPO to be a Qualified IPO, and date by which the Holder must make any election to convert the Notes pursuant to this Section 3(b) (the “IPO Election Deadline Date”), which shall be no earlier than ten (10) days in advance of the anticipated commencement of a bona fide roadshow for such IPO. The date of the anticipated commencement of the roadshow will be determined in good faith by the Issuer. The Requisite Holders will be required to make any applicable election (an “IPO Conversion Election”) to convert the Notes in writing by notice to the Issuer no later than the IPO Election Deadline Date; provided that any conversion election may be conditional on an IPO constituting a Qualified IPO or a Non-Qualified IPO, as stated by the Requisite Holders in such election. Any such election to convert the Notes in connection with an IPO shall be irrevocable once delivered to the Issuer.

(ii) Qualified IPO. In the event of a Qualified IPO, but subject to the closing of such Qualified IPO, if the Requisite Holders timely deliver an IPO Conversion Election as set forth in Section 3(b)(i), the outstanding Note Obligations Amount shall convert in full on the closing date of such Qualified IPO into a number of IPO Securities equal to (x) the outstanding Note Obligations Amount on such closing date, divided by (y) the applicable IPO Conversion Price.

If, at any time prior to, but excluding, the fourth anniversary of the Issuance Date, the Requisite Holders do not timely deliver an IPO Conversion Election as set forth in Section 3(b)(i) in connection with a Qualified IPO, at the option of the Issuer in its sole discretion, either (A) the Issuer will prepay the Note Obligations Amount in cash within thirty (30) days of the closing date of the Qualified IPO (upon which prepayment the Notes will cease to be outstanding), or (B) (w) the Maturity Date will be extended to the date nine years from the closing date of the Qualified IPO (the “Nine Year Extension Maturity Date”), (x) the interest rate shall be 2.50% per annum in the form of PIK Interest until the fourth anniversary of the Issuance Date and 3.50% per annum in the form of PIK Interest thereafter (if the Note remains unpaid), (y) the Issuer shall have the right to prepay this Note at any time without penalty, premium or prior notice, and (z) this Note will not be subject to any of the redemption, conversion or extension rights set forth in Sections 3, 4, 5 and 6 herein (which Sections shall be deemed to have been removed from this Note) (the changes described in clauses (w), (x), (y) and (z) being collectively referred to as the “Nine Year Extension”). The Issuer shall provide written notice of its election pursuant to the preceding sentence no later than the closing date of the Qualified IPO, provided that if the Issuer provides no such notice, the Nine Year Extension shall apply.

4

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

If, at any time from and after the fourth anniversary of the Issuance Date, the Requisite Holders do not timely deliver an IPO Conversion Election as set forth in Section 3(b)(i) in connection with a Qualified IPO, the Requisite Holders shall be deemed to have made a Preferred Par Redemption Election and the Issuer, in its sole discretion, shall be entitled to elect any of the Preferred Par Redemption Options in accordance with Section 6(c). If the Issuer fails to select a Preferred Par Redemption Option in accordance with Section 6(c), the Note Obligations Amount shall convert into a number of shares of the Senior Non-Convertible Preferred Stock with an aggregate liquidation preference equal to the then outstanding Note Obligations Amount.

(iii) Non-Qualified IPO. In the event of a Non-Qualified IPO, but subject to the closing of such Non-Qualified IPO, if the Requisite Holders timely deliver an IPO Conversion Election as set forth in Section 3(b)(i), the Note Obligations Amount will convert in full on the closing date of such Non-Qualified IPO into a number of IPO Securities equal to (a) the outstanding Note Obligations Amount on such closing date, divided by (b) the applicable IPO Conversion Price. If the Requisite Holders do not timely deliver an IPO Conversion Election as set forth in Section 3(b)(i), the Requisite Holders shall be deemed to have made a Par Redemption Election and the Issuer shall be entitled to elect any of the Par Redemption Options in accordance with Section 6(c), in which case, as elected by the Issuer in its sole discretion, either, notwithstanding the definition of Par Redemption Option:

A)	the Issuer will prepay the Note Obligations Amount in cash within thirty (30) days of the closing date of the Non-Qualified IPO (upon which prepayment the Notes will cease to be outstanding);

B)

the Note Obligations Amount will convert in full into (1) if the Capital Stock issued in the Lowest Fundraising Round was not converted into IPO Securities in connection with such Non-Qualified IPO, such number of Lowest Fundraising Round Equivalent Securities equal to the Lowest Fundraising Round Equivalent Securities Conversion Amount, or (2) if the Capital Stock issued in the Lowest Fundraising Round was converted into IPO Securities in connection with such Non-Qualified IPO, such number of IPO Securities equal to the number of IPO Securities into which the number of Lowest Fundraising Round Equivalent Securities equal to Lowest Fundraising Round Equivalent Securities Conversion Amount would have been converted had such Capital Stock been outstanding immediately prior to the Non-Qualified IPO, or

C)

the Issuer will prepay 50% of the Note Obligations Amount in cash within thirty (30) days of the closing date of the Non-Qualified IPO and 50% of the Note Obligations Amount will be converted in accordance with sub-clause (1) or (2) of clause (B) above,

5

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

provided that any conversion or prepayment pursuant to clause (A), (B) or (C) above shall be effected in accordance with the applicable procedures of Section 6(c).

(c) Merger. The Issuer shall deliver to the Requisite Holders a Non-Change of Control Merger Event Notice no less than thirty (30) days prior to the anticipated effective date of any Non-Change of Control Merger Event; provided that if the Issuer does not have thirty (30) days prior knowledge of a Non-Change of Control Merger Event, it shall provide notice as soon as practicable after obtaining knowledge thereof (but in no event later than the tenth (10th) Business Day prior to the anticipated effective date). The Requisite Holders shall be required to make any applicable election (a “Non-Change of Control Merger Conversion Election”) to convert the Notes in writing as set forth in clause (i) below, by notice to the Issuer no later than the Non-Change of Control Merger Event Deadline Date (as defined in the definition of “Non-Change of Control Merger Event Notice”). In the event of a Non-Change of Control Merger Event, subject to the closing of such Non-Change of Control Merger Event:

(i) If, in connection with such Non-Change of Control Merger Event, the common stock of the Issuer is converted into, or exchanged for, in whole or in part, Common Equity of a Public Issuer, then, if the Requisite Holders deliver a Non-Change of Control Merger Conversion Election by the Non-Change of Control Merger Event Deadline Date, the Note Obligations Amount will convert in full on the closing date of such Non-Change of Control Merger Event (or on the twentieth (20th) Trading Day immediately following such closing date in the event clause (ii) of the definition of Non-Change of Control Merger Conversion Price applies) into a number of Successor Issuer Publicly Traded Shares (and/or cash as determined in the next sentence) equal to the applicable Non-Change of Control Merger Conversion Amount. In a Non-Change of Control Merger Event in which common stock of the Issuer is converted into part Successor Issuer Publicly Traded Shares and part cash, the Non-Change of Control Conversion Amount shall be paid in part cash and part Successor Issuer Publicly Traded Shares, with the percentage of cash of the Non-Change of Control Conversion Amount being determined on a proportionate basis (ignoring for this purpose any other type of property receivable in connection therewith) determined by comparing the aggregate cash received by holders of common stock of the Issuer to the aggregate value of Successor Issuer Publicly Traded Shares received by holders of common stock of the Issuer, based on the average VWAP for such Successor Issuer Publicly Traded Equity Shares for each Trading Day during the five (5) Trading Day period ending the day before the Change of Control Effective Date. The remainder of the Non-Change of Control Conversion Amount will be paid in Successor Issuer Traded Shares in accordance with the definition of Non-Change of Control Conversion Amount. In the event information regarding such proposed Non-Change of Control Merger Event has not been widely-disseminated for at least twenty (20) Business Days prior to the effective date of such Non-Change of Control Merger Event, clause (i) of the definition of Non-Change of Control Merger Conversion Price will be used to determine the cash amount on the effective date; provided, however, no later than the 23rd Trading Day following the effective date, the Non-Change of Control

6

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Merger Conversion Price will be calculated pursuant to clause (ii) of the definition of Non-Change of Control Merger Conversion Price to determine the number of Successor Issuer Publicly Traded Shares necessary to satisfy the stock portion of the consideration, such that any changes in the VWAP following the effective date of such Non- Change of Control Merger Event will be reflected only in the stock portion of the consideration. If the Requisite Holders do not timely deliver a Non-Change of Control Merger Conversion Election:

(A)

if the Successor Issuer is a Qualified Successor Issuer, at the option of the Issuer (in its sole discretion), either (I) the Issuer will prepay the Note Obligations Amount in cash on the closing date of such Non-Change of Control Merger Event (upon which prepayment the Notes will cease to be outstanding), or (II) the Note shall automatically convert into a note with terms of the Nine Year Extension. The Issuer shall provide written notice of its election pursuant to the preceding sentence no later than the closing date of such Non-Change of Control Merger Event, provided that if the Issuer provides no such notice, the Nine Year Extension shall apply, or

(B)

if the Successor Issuer is not a Qualified Successor Issuer, the Requisite Holders shall be deemed to have made a Par Redemption Election and the Issuer shall be entitled to elect any of the Par Redemption Options (which will be effected in accordance with Section 6(c)); or

(ii) If, in connection with such Non-Change of Control Merger Event, the Common Stock is converted in whole or in part into, or exchanged for, the Common Equity of a Private Issuer (other than the Issuer), then (1) the Issuer shall ensure that the conversion obligations under the Note will be assumed by such Successor Issuer, (2) the term “Common Stock” as used herein shall, from the Non-Change of Control Merger Event Closing Date, mean the Common Equity into which the Common Stock is so converted or exchanged; and (3) from and after such Non-Change of Control Merger Event, the term “Issuer” when used in the terms “Equity Round”, “Last Qualified Round”, “Last Qualified Round Equivalent Securities”, “Lowest Fundraising Round”, “Lowest Fundraising Round”, “Lowest Fundraising Round Equivalent Securities” and “Minimum Qualified Fundraising” shall refer to the Successor Issuer with respect to any Equity Rounds of the Successor Issuer occurring after such Non-Change of Control Merger Event; provided that prior to the occurrence of any subsequent Lowest Fundraising Round or Last Qualified Round of the Successor Issuer, the terms of “Lowest Fundraising Round Equivalent Securities” and “Last Qualified Round Equivalent Securities” shall be deemed to refer to the kind and amount of shares of Capital Stock, other securities or other property or assets that a holder of a share of Lowest Fundraising Round Equivalent Securities or Last Qualified Round Equivalent Securities received in such Non-Change of Control Merger Event; provided, further, that notwithstanding the foregoing, the terms of conversion of the Notes shall be adjusted as may be necessary to preserve the economic and financial value of the Notes to the Issuer and the Holders. In such

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

event, the Non-Change of Control Merger Event Notice delivered in connection with such Non-Change of Control Merger Event shall describe such adjustments as may be proposed by the Issuer, which adjustments (and no others) shall be effected unless the Requisite Holders dispute such proposed adjustments by written notice delivered to the Issuer not less than ten (10) days prior to the effective date of such Non-Change of Control Merger Event, in which case such dispute shall be resolved as set forth in Section 18.

(d) Subsidiary IPO.

(i) The Issuer shall not, and shall ensure that none of its Subsidiaries shall, conduct a Subsidiary IPO if the Subsidiary whose securities are offered in connection with such Subsidiary IPO owns, directly or directly, all or substantially all of the Issuer’s assets or properties (determined on a consolidated basis); provided, however, that such Subsidiary IPO may be conducted upon the written consent of the Requisite Holders (not to be unreasonably withheld, conditioned or delayed).

(ii) If the Issuer shall, within three months of any Subsidiary IPO, use the proceeds from such Subsidiary IPO to effect, or enter into any binding arrangement to use such proceeds to effect a redemption of, or any tender or repurchase offer for, any class or series of Preferred Stock (other than redemptions of, or tender or repurchase offers for, Capital Stock not exceeding in the aggregate 1% of the outstanding Capital Stock of the Issuer, and repurchase offers that are not made to all or substantially all holders of particular class or series of Preferred Stock), then the Issuer shall, within fifteen (15) days of such redemption or the consummation of such tender or repurchase offer, provide written notice to the Holders stating (a) the percentage of the total outstanding shares of Preferred Stock of the Issuer redeemed or repurchased with the proceeds from such Subsidiary IPO, calculated on an as-converted to common stock basis (the “Redemption Percentage”), and the per share (calculated on as-converted to common stock basis) redemption or repurchase price paid in such redemption or repurchase of Preferred Stock (the “Redemption Price”), and (b) the date by which the Holder must make a Post-Subsidiary IPO Redemption Election (as defined below) pursuant to this Section 3(d) (the “Post-Subsidiary IPO Redemption Election Deadline Date”), which shall be a date not less than ten (10) Business Days immediately following such written notice. The Requisite Holders shall have the right to elect (a “Post-Subsidiary IPO Redemption Election”), by written notice to the Issuer no later than the Post-Subsidiary IPO Redemption Election Deadline Date, to require the Issuer to repurchase a portion of the Note Obligations Amount equal to the Redemption Percentage (the “Redemption Amount”) thereof at a purchase price equal to the product of (x) the Redemption Price, multiplied by (y) the number of shares of common stock that would have been issuable upon conversion of the number of Last Qualified Round Equivalent Securities equal to the Last Qualified Round Equivalent Securities Conversion Amount applicable to a conversion of the Redemption Amount. Any repurchases pursuant to this Section 3(d) shall be effected in accordance with, and subject to Section 6(b), within five (5) Business Days of the Post-Subsidiary IPO Redemption Election Deadline Date.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e) Non-IPO Liquidity Event.

(i) No later than the third (3rd) Business Day after the first public filing date of any registration statement for any class or series of the Issuer’s Common Equity (other than in connection with an IPO or a Non-Change of Control Merger Event) in connection with which the Issuer expects to register such Common Equity under Section 12(b) of the Exchange Act, the Issuer shall provide the Holder with a written notice of such filing date (the “Non-IPO Liquidity Event Notice”). The Non-IPO Liquidity Event Notice shall specify the Principal Market or other recognized securities exchange (a “Market”) on which such Common Equity is expected to be listed or admitted for trading, and the anticipated commencement of trading in such Common Equity on such Market (the “First Trading Day”). The date of the anticipated First Trading Day will be determined in good faith by the Issuer.

(ii) Upon the occurrence of a Non-IPO Liquidity Event, at the option of the Requisite Holders, which shall be exercised by written notice to the Issuer no later than the anticipated First Trading Day (such written notice, a “Non-IPO Liquidity Event Conversion Notice”), the outstanding Note Obligations Amount will convert in full on the date that is twenty three (23) Trading Days after the First Trading Day into a number of the applicable class or series of Common Equity equal to (i) the Note Obligations Amount on such conversion date, divided by (ii) the product of (a) the average of the VWAP of such class or series of Common Equity during each Trading Day during the twenty (20) Trading Day period beginning on the First Trading Day (such average, the “Non-IPO Liquidity Event Conversion Price”), multiplied by (b) one minus the then applicable Discount Rate.

(iii) As of the date immediately following the First Trading Date, this Note shall not be subject to any of the redemption, conversion or extension rights set forth in Sections 3, 4, 5 and 6 herein (which Sections shall be deemed removed from this Note, except if such First Trading Date shall occur after the Initial Maturity Date, this Note shall have a Maturity Date of the next Applicable Maturity Date) if (A) upon the occurrence of a Non-IPO Liquidity Event, the Preferred Stock of the Issuer converts in its entirety to common stock and (B) the Requisite Holders have not timely delivered a Non-IPO Liquidity Event Conversion Notice to the Issuer on or prior to the First Trading Date.

4. CHANGE OF CONTROL.

(a) The Issuer shall deliver to the Requisite Holders a Change of Control Notice no less than thirty (30) days prior to any anticipated Change of Control Effective Date. The Requisite Holders will be required to make any applicable election (a “Change of Control Election”) with respect to the Notes in writing by notice to the Issuer no later than the tenth

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(10th) day after delivery of the applicable Change of Control Notice (the “Change of Control Election Deadline”). Following delivery of such Change of Control Notice, the Issuer shall provide the Requisite Holders with such information regarding the terms of such Change of Control as they may reasonably request, subject to any restrictions on the Issuer pursuant to any applicable confidentiality agreement. Any such election to convert the Notes in connection with a Change of Control shall be irrevocable once delivered to the Issuer.

(b) If, in connection with such Change of Control, the common stock of the Issuer is converted into, or exchanged for, in whole or in part, Common Equity of a Public Issuer, subject to the closing of such Change of Control,

(i) if the Requisite Holders timely deliver a Change of Control Election as set forth in Section 4(a), the Note Obligations Amount shall automatically convert on the Change of Control Effective Date (or on the twentieth (20th) Trading Day immediately following the Change of Control Effective Date in the event clause (B) of the definition of Change of Control Public Issuer Conversion Price applies) into an amount of shares of Qualified Issuer Publicly Traded Shares of such Public Issuer (and/or cash as determined in (iii) below) equal to the Change of Control Public Issuer Conversion Amount, or

(ii) if the Requisite Holders do not deliver timely a Change of Control Notice as provided in Section 4(a) in connection with a Change of Control, at the option of the Issuer (in its sole discretion), either (A) the Issuer will prepay the Note Obligations Amount in cash on the Change of Control Effective Date (upon which prepayment the Notes will cease to be outstanding), or (B) the Note shall automatically convert into a note with terms of the Nine Year Extension. The Issuer shall provide written notice of its election pursuant to the preceding sentence no later than the closing date of such Change of Control, provided that if the Issuer provides no such notice, the Nine Year Extension shall apply.

In the case of clause (i), in a Change of Control transaction in which common stock of the Issuer is converted into part Qualified Issuer Publicly Traded Shares and part cash, the Change of Control Public Issuer Conversion Amount shall be paid in part cash and part Qualified Issuer Publicly Traded Shares, with the percentage of cash of the Change of Control Public Issuer Conversion Amount being determined on a proportionate basis (ignoring for this purpose any other type of property receivable in connection therewith) determined by comparing the aggregate cash received by holders of common stock of the Issuer to the aggregate value of Qualified Issuer Publicly Traded Shares received by holders of common stock of the Issuer, based on the average VWAP for such Qualified Issuer Publicly Traded Equity Shares for each Trading Day during the five (5) Trading Day period ending the day before the Change of Control Effective Date. The remainder of the Change of Control Public Issuer Conversion Amount will be paid in Qualified Issuer Publicly Traded Shares in accordance with the definition of Change of Control Public Issuer Conversion Amount. In the event information regarding such proposed Change of Control has not been widely-disseminated for at least twenty (20) Business Days prior to the Change of Control Effective Date,

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

clause (A) of the definition of Change of Control Public Issuer Conversion Price will be used to determine the cash amount on the Change of Control Effective Date; provided, however, no later than the 23rd Trading Day following the Change of Control Effective Date, the Change of Control Public Issuer Conversion Price will be calculated pursuant to clause (B) of the definition of Change of Control Public Issuer Conversion Price to determine the number of Qualified Issuer Publicly Traded Shares necessary to satisfy the stock portion of the consideration, such that any changes in the VWAP following the Change of Control Effective Date will be reflected only in the stock portion of the consideration.

(c) If the Successor Issuer with respect to such Change of Control is a not a Public Issuer, or if the common stock of the Issuer is not exchanged for or otherwise converted into Common Equity of another Person in connection with such Change of Control, then subject to the closing of such Change of Control,

(i) if the Requisite Holders timely deliver a Change of Control Election as set forth in Section 4(a), the Issuer shall prepay the Note Obligations Amount in cash within thirty (30) days following the Change of Control Effective Date (upon which prepayment the Notes will cease to be outstanding), or

(ii) if the Requisite Holders do not timely deliver a Change of Control Notice as set forth in Section 4(a), the Note Obligations Amount shall automatically convert on the Change of Control Effective Date into an amount of Last Qualified Round Equivalent Securities equal to the Last Qualified Round Equivalent Securities Conversion Amount, and (if the Last Qualified Round Equivalent Securities are converted into or exchanged for other securities, or cash or other property, upon such Change of Control) such Last Qualified Round Equivalent Securities shall immediately convert into the type and amount of securities (of the Issuer or another issuer), cash and other property receivable upon such Change of Control by such Last Qualified Round Equivalent Securities, or into which such Last Qualified Round Equivalent Securities are converted or exchanged upon such Change of Control.

5. MATURITY DATE EVENTS.

(a) The table below sets forth the options the Requisite Holders have with respect to each Maturity Date, and the required notice period to exercise such options. As described below, prior to each Maturity Date, and subject to the requisite notice, the Requisite Holders may select one of the options in the table below, or if no other option is timely selected, the Extended Maturity or Par Redemption Election, depending on the Maturity Date, shall automatically apply.

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Confidential Treatment Requested by Uber Technologies, Inc.

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Maturity Date, [January ,]	Holder’s Options	Required Minimum Notices/Due Date
2021[1]	Par Redemption Election	Six Months/June 30, 2020

	Conversion Election	Sixty Days/November 1, 2020

	Extended Maturity	None/[January ], 2021

2022[2]	Par Redemption Election	Six Months/June 30, 2021

	Conversion Election	Sixty Days/November 1, 2021

	Extended Maturity	None/[January ], 2022

2023[3]	Final Prepayment/Extension Election	Six Months/June 30, 2022

	Conversion Election	Six Months/June 30, 2022

	Par Redemption Election	Six Months/June 30, 2022

(b) If the Requisite Holders select the Par Redemption Election in connection with any Maturity Date, then the Issuer shall select (and comply with) any of the Par Redemption Options on the Applicable Maturity Date.

(c) If the Requisite Holders select the Conversion Election in connection with any Maturity Date, then this Note will be converted on such Maturity Date into an amount of Last Qualified Round Equivalent Securities equal to the Last Qualified Round Equivalent Securities Conversion Amount.

(d) If the Requisite Holders select the Extended Maturity with respect to the Initial Maturity Date or the 2022 Maturity Date, then the Maturity Date will be extended to the 2022 Maturity Date or to the 2023 Maturity Date, respectively.

(e) If the Requisite Holders select the Final Prepayment/Extension Election, then the Issuer shall select (and comply with) one of the Final Prepayment/Extension Election Options.

(f) If the Issuer has filed (and not withdrawn) a registration statement on Form S-1, and is using good faith efforts to achieve a Qualified IPO, any Applicable Maturity Date or Market MAC Extended Maturity Date may be extended by the Issuer, by way of written notice to the Requisite Holders prior to the Maturity Date, or the Requisite Holders, by way of written notice to the Issuer prior to the Maturity Date, at the then current terms for up to six months (the “QIPO Maturity Extension” and such Maturity Date, the “QIPO Maturity Extension Maturity Date”); provided, that, the interest rate applicable to a QIPO Maturity Extension set forth in Section 2(a) shall apply during such extension period.

(g) Notwithstanding any of the foregoing Sections 5(a) to 5(e), if an IPO, a Subsidiary IPO, Non-Change of Control Merger Event, Non-IPO Liquidity Event or Change of Control occurs during the six months prior to any Maturity Date, then the Holders shall retain the rights in Sections 3 and 4 of this Note with respect to such IPO, Change of Control, Subsidiary IPO, Non-Change of Control Merger Event or Non-IPO Liquidity Event, as applicable.

[1]	Such date which shall be six years from Issuance Date.
[2]	Such date which shall be seven years from Issuance Date.
[3]	Such date which shall be eight years from Issuance Date.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(h) Notwithstanding the foregoing, if at (or within thirty (30) days prior to) any Applicable Maturity Date or QIPO Maturity Extension Maturity Date, there exists a Material Financial Market Disruption, then (x) the Issuer shall have a one-time option (the “MAC Maturity Extension”) to extend the next Maturity Date for up to one (1) year (such extended Applicable Maturity Date, the “Market MAC Extended Maturity Date”), which option may be elected by written notice to the Holders on or prior to the Applicable Maturity Date, provided that during the period of such MAC Maturity Extension, Interest shall accrue on the Outstanding Principal Balance of this Note at an interest rate of 12.50% per annum commencing on such Applicable Maturity Date, pursuant to the payment and accrual terms set forth in Section 2 (with such Interest payable either as PIK Interest or Cash Interest at the option of the Issuer), and/or (y) the Requisite Holders shall have a one-time option to withdraw any prior elections pursuant to subsections (a) through (e) of this Section 5 until the next applicable notice date prior to the next Maturity Date; provided, however, that, for the avoidance of doubt, during the term of this Note, the Issuer may elect to pursue the actions related to clause (x) above one time and the Requisite Holders may elect to pursue the actions related to clause (y) above one time, regardless of the number of occurrences of a Material Financial Market Disruption. A MAC Maturity Extension shall not operate to extend any subsequent Maturity Dates (i.e., if the 2021 Maturity Date is so extended, the 2022 Maturity Date and 2023 Maturity Date will remain the same), provided, however, if a MAC Maturity Extension coincides with the 2023 Maturity Date, the rights of the Holder on the 2023 Maturity Date will be in effect on the Market MAC Extended Maturity Date.

6. CONVERSION AND PAR REDEMPTION PROCEDURES.

(a) Conversion Right. Upon any Conversion Event, the portion of the outstanding Note Obligations Amount being converted shall be converted into fully paid and nonassessable shares of the Conversion Security, pursuant to the relevant terms set forth herein applicable to such Conversion Event. If the issuance of the Conversion Security would result in the issuance of a fractional share of the Conversion Security, the Issuer shall pay cash in lieu of such fractional share in an amount equal to the portion of the Note Obligation Amount otherwise represented by such fractional share. The Issuer shall pay any and all U.S. federal and state transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of the Conversion Security upon conversion of any Conversion Amount; provided that the Issuer shall not be required to pay any tax that may be payable in respect of any issuance of the Conversion Security to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Conversion Security or as a result of such conversion and the Issuer shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Issuer the amount of any such transfer, stamp and similar tax or has established, to the satisfaction of the Issuer, that such transfer, stamp and similar tax has been paid or is not payable.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) Mechanics of Conversion.

(i) To exercise any of their conversion rights under this Note, (A) the Requisite Holders shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on or prior to the applicable Conversion Notice Date as set forth in the table below, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Issuer and (B) the Holder shall surrender this Note to a reputable common carrier for delivery to the Issuer (or shall provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction) on or prior to the applicable conversion date (“Conversion Date”) as set forth in the table below:

Conversion Event	Conversion Notice Date	Conversion Date	Applicable Section of the Note

IPO	IPO Election Deadline	Closing date of the IPO	Section 3(b)
Date

Non-IPO	Anticipated First	23rd Trading Day after	Section 3(e)
Liquidity Event	Trading Day	Non-IPO Liquidity Event

Non-Change of	3rd Business Day	Closing date of the Non-	Section 3(c)
Control Merger	preceding the	Change of Control
Event	anticipated effective	Merger Event or 20th
	date	Trading Day following
such Closing Date

Change of Control	10th Business Day	Change of Control	Section 4
	prior to the anticipated	Effective Date or 20th
	Change of Control	Trading Day following
	Effective Date	such Change of Control
Effective Date

Maturity Date	Sixty Days prior to the	Applicable Maturity Date	Section 5
Applicable Maturity
Date

(ii) The Person or Persons entitled to receive the shares of the Conversion Security issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of the Conversion Security on the Conversion Date, and from and after such conversion, this Note shall cease to be outstanding for any purpose whatsoever. Upon conversion of this Note, the Issuer shall use commercially reasonable effort to deliver shares of Conversion Securities to such Person or Persons within five (5) Business Days of the applicable Conversion Date.

(iii) If the Conversion Securities are not available for issuance for any reason at any of the Conversion Dates set forth in this Note, then the period during which conversion may occur shall be extended until ten (10) Business Days after the date on which the Conversion Securities become available.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c) Mechanics of Par Redemption, Final Payment/Extension Election and other Repayment or Redemptions of the Notes. The following procedures shall apply to Par Redemptions, the Final Prepayment/Extension Election and other payments of the Note Obligations Amount (other than in connection with any acceleration thereof pursuant to Section 8).

(i) In the event of a Par Redemption, the Issuer shall select a Par Redemption Option and the applicable Par Redemption Date by delivering to the Holder written notice thereof no later than fifteen (15) days after the closing date of the Non-Qualified IPO or fifteen (15) days prior to the Applicable Maturity Date or the closing of the Non-Change of Control Merger Event into a Public Issuer, pursuant to Section 3(c)(i), as applicable.

(ii) In connection with a Final Prepayment/Extension Election, the Issuer shall deliver notice of whether it intends to select the Seven Year Extension or prepay the Note Obligations Amount (and the applicable prepayment date) no later than fifteen (15) days prior to the 2023 Maturity Date.

(iii) In the event of a Preferred Par Redemption Election, the Issuer shall select a Preferred Par Redemption Option and the applicable redemption date for such Preferred Par Redemption Option by delivering to the Holder written notice thereof no later than fifteen (15) days after the closing date of the Qualified IPO.

(iv) In connection with any Par Redemption or any other prepayment of the Note, the Holder shall surrender the Note to a reputable common carrier for delivery to the Issuer (or provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction) no later than the Business Day immediately preceding the applicable Par Redemption Date or prepayment date.

(v) On the Par Redemption Date or other applicable repayment date (or, if later, on the Business Day following receipt by the Issuer of this Note or an indemnification undertaking), the Issuer shall pay any portion of the Outstanding Principal Balance of the Note that is required to be paid in cash on such Par Redemption Date or other prepayment date. The Issuer shall be entitled to condition such payment on its receipt of this Note (or indemnification undertakings in lieu thereof), and from and after payment of the entire Outstanding Principal Balance, this Note shall cease to be outstanding for any purpose whatsoever.

(vi) In the case of an election of a Par Redemption Option or Preferred Par Redemption Option involving a conversion or partial conversion of the Note, (A) the Person or Persons entitled to receive the shares of the Conversion Security issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of the Conversion Security, and (B) the Issuer shall use commercially reasonable effort to deliver shares of Conversion Securities to such Person or Persons within five (5) Business Days of the applicable Par Redemption Date or applicable redemption date for any Preferred Par Redemption Option.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(vii) If the Outstanding Principal Balance of this Note (together with any accrued, unpaid and non-capitalized Interest) is greater than the portion of the Note Obligations Amount being repaid, repurchased or converted, then the Issuer shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 14) representing the Outstanding Principal Balance of this Note not repaid, repurchased or converted. In the event of a partial repayment of this Note pursuant hereto, the portion of the Note Obligations Amount repaid, repurchased or converted shall be deducted first from the aggregate amount of the Outstanding Principal Balance of this Note and thereafter from an accrued, unpaid and non-capitalized Interest for the purposes of determining the Outstanding Principal Balance not repaid, repurchased or converted, any accrued, unpaid and non-capitalized Interest thereon, and calculating future Interest payments due on this Note pursuant to Section 2 following such partial repayment, repurchase or conversion.

7. DEFAULT. This Note shall be subject to the Event of Default provisions set forth in Section 6.3 of the Purchase Agreement.

8. REMEDIES. On the occurrence of an Event of Default that has not been timely cured as provided in the Purchase Agreement:

(a) Acceleration of Note. The Requisite Holders may, at such Requisite Holders’ option, declare all sums due to the Holders of the Notes pursuant to the Notes to be immediately due and payable, whereupon the same will become forthwith due and payable and the Requisite Holders will be entitled to proceed to selectively and successively enforce the Holder’s rights under the Purchase Agreement or any other instruments delivered to the Holder in connection with the Purchase Agreement (including any Notes); provided, however, that upon the occurrence of any Event of Default of the type specified in Section 6.3(d)(iii) or (iv) of the Purchase Agreement shall cause the aggregate Outstanding Principal Balance then outstanding (together with any other Note Obligations Amounts accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Issuer.

(b) Waiver of Default. The Holders shall, upon execution of an instrument or instruments in writing signed by Requisite Holders, waive (and shall be deemed to have waived) any Default which has occurred together with any of the consequences of such Default and, in such event, the Holders and the Issuer will be restored to their respective former positions, rights and obligations hereunder. Any Default so waived will, for all purposes of this Agreement with respect to the Holder, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Default or impair any consequence of such subsequent or other Default.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c) Cumulative Remedies. No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

9. RESERVED.

10. RESERVATION OF AUTHORIZED SHARES. So long as any of the Notes are outstanding, the Issuer shall, on or prior to the date of conversion of any Notes, take all action necessary, including amending the Charter, to reserve the requisite number of shares of its authorized and unissued capital stock (including with respect to the creation of any new Capital Stock of the Issuer subsequent to the Issuance Date), solely for the purpose of effecting the conversion of this Note, such that the number of shares of Conversion Security shall be duly and validly reserved and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Conversion Securities will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Note, the Purchase Agreement, the Charter, the Bylaws or one or more of the Transaction Agreements, applicable federal and state securities Laws or liens or encumbrances created by or imposed by the Purchasers.

11. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by New York law and as expressly provided in this Note.

12. VOTE TO CHANGE THE TERMS OF NOTES. This Note, and any of the terms and provisions hereof, may be amended from time to time with (and only with) the written consent of the Requisite Holders and the Issuer. The Requisite Holders may waive compliance by the Issuer with any of the terms hereof. Any amendment or waiver to which the Requisite Holders have consented in writing shall be binding upon all Holders.

13. TRANSFER AND RELATED PROVISIONS.

(a) Except as provided in Section 7.3 of the Purchase Agreement, this Note may not be offered, sold, assigned or transferred by the Holder without the prior written consent of the Issuer. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends on this Note.

(b) The Issuer shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Outstanding Principal Balance of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by a Holder and the physical surrender of this Note to the Issuer, the Issuer shall record the information

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Pursuant to 17 C.F.R. Section 200.83

contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the designated assignee or transferee pursuant to Section 14.

14. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the Outstanding Principal Balance of the Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of the Note held by the Holder is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the Outstanding Principal Balance of the Note not being transferred. The Holder and any transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 14(d) following conversion or redemption of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the Outstanding Principal Balance.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Issuer, for a new Note or Notes (in accordance with Section 14(d)) representing in the aggregate the Outstanding Principal Balance of this Note, and each such new Note will represent such portion of such Outstanding Principal Balance as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the remaining Outstanding Principal Balance (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other new Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest on the Outstanding Principal Balance of this Note, if any, from the Issuance Date; and (vi) shall be timely prepared and issued by the Issuer, but in no event shall the Issuer issue such new Note more than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Issuer pursuant to Section 14(b), as the case may be.

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15. REMEDIES. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

16. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Issuer and all the Holders and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

17. FAILURE OR INDULGENCE NOT WAIVER. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Purchase Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.

18. DISPUTE RESOLUTION. In the case of the Requisite Holders dispute the Issuer’s the determination of the VWAP, any adjustment to the terms of conversion of the Note effected by the Issuer pursuant to Section 3(c)(ii) or any arithmetic calculations by the Issuer under this Note, the Requisite Holders shall submit to the Issuer their determination or calculations thereof. If the Requisite Holders and the Issuer are unable to agree upon such determination, adjustment or calculation within five (5) Business Days of the submission by the Requisite Holders, then the Issuer shall, within five (5) Business Days thereafter submit (a) the disputed determination of the VWAP, the disputed adjustment to the terms of conversion of the Note effected pursuant to Section 3(c)(ii) hereof, as the case may be, to an independent, reputable investment bank (which is ranked in the top twenty (20) investment banks nationally, by revenue) selected by the Issuer and approved by the Requisite Holders, or (b) the disputed arithmetic calculation of the Conversion Rate to the Issuer’s independent, outside accountant, or if such accountant is unwilling, an accountant reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Issuer shall cause such investment bank or accountant, as the case may be, to perform the determination, adjustment or calculation, as the case may be, and notify the Issuer and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determination, adjustment or calculation, as the case may be. The Issuer shall pay the costs and expense of such investment bank or accountant, as applicable, unless determination, adjustment or calculation of such investment bank or accountant is mathematically closer to the Issuer’s determination, adjustment or calculation than the determination, adjustment or calculation submitted by the Requisite Holders, in which case, the costs and expenses of such investment bank or accountant shall be paid by the Requisite Holders. Such investment bank’s or accountant’s determination, adjustment or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The procedures required by this Section 18 are collectively referred to as the “Dispute Resolution Procedures”.

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19. NOTICES AND PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.5 of the Purchase Agreement.

(b) Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds by providing the Issuer with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Due Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. All payments to be made by the Issuer under this Note to any United States person as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) (who has provided an Internal Revenue Service Form W-9), shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes. All payments to be made by the Issuer under this Note to any person other than a United States person (a “non-United States person”) shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes, unless such deduction or withholding is required by law, in which case Issuer shall withhold such taxes and such withheld amounts shall be treated as paid to the Holder to extent they are remitted to the appropriate taxing authority. In the event that a taxing authority retroactively determines that a payment made by Issuer under this Note to a non-United States person should have been subject to withholding (or to additional withholding) for taxes, and Issuer remits such withholding tax to the taxing authority, Issuer will have the right to offset such amount (including interest and penalties that may be imposed thereon) against future payment obligations of Issuer to such non-United States person under this Note.

20. WAIVER OF NOTICE. To the extent permitted by law, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

21. GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute

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or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

22. TAX TREATMENT. The Issuer and the Holder hereby agree that they shall treat this Note as a convertible debt instrument that is not subject to the application of the rules of Treasury Regulation Section 1.1275-4, except as otherwise required by a governing Federal, state or local tax authority. The Issuer and the Holder hereby agree to treat (i) the Note as issued with original issue discount for U.S. federal income tax purposes, and (ii) except as otherwise required by a governing Federal, state or local tax authority, (x) the issue price of the Note as set forth on Schedule I attached hereto and, (y) as determined under Treasury Regulation Section 1.1272-1(c)(2), the yield on the Note as 2.5% per annum and the deemed maturity date of this Note as the date that is the fourth anniversary of the Issuance Date. The Issuer and the Holder agree (i) to file all tax returns in accordance with such treatment, and not to take any position inconsistent with such treatment in any tax return, refund claim, or other tax filing (except as otherwise required by a governing Federal, state or local tax authority following the conclusion of a proceeding described in (ii) below), and (ii) to defend in good faith such treatment, taking into account the tax treatment of the Holder, in the conduct of any audit, litigation or other tax proceeding. If the Note has neither been the subject of a Conversion Event nor repaid in full prior to the date that is fourth anniversary of the Issuance Date, then notwithstanding the foregoing, the yield and deemed maturity date shall be recalculated pursuant to the rules of Treasury Regulation Section 1.1272-1(c), and (i) pursuant to such rules, shall, subject to a change in applicable law after the date hereof, be treated as a fixed rate debt instrument until the Initial Maturity Date, and (ii) thereafter as determined in good faith in consultation between the Issuer and the Requisite Holders, in each case except as otherwise required by a governing Federal, state or local tax authority.

23. NO FIDUCIARY DUTY. Each of the Holders and their Affiliates may have interests, economic or otherwise, that conflict with those of the other Holders, their equityholders and/or their Affiliates. Notwithstanding the fact that the consent of the Fund is required for the taking of any action hereunder, each Holder agrees that nothing in the Transaction Agreements or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Fund, its equityholders or its Affiliates, on the one hand, and any other Holder, its equityholders or its Affiliates, on the other. Each Holder acknowledges and agrees that (i) none of the Fund, its stockholders or its Affiliates have assumed an advisory or fiduciary responsibility in favor of any other Holder, its equityholders or its Affiliates with respect to the Transactions contemplated hereby or under any of the Transaction Agreements (or the exercise of rights or remedies with respect hereto or thereto) or the process leading thereto (irrespective of whether the Fund, its stockholders or its Affiliates have advised, are currently advising or will advise any other Holder, its stockholders or its Affiliates on other matters) or any other obligation to any other Holder and (ii) the Fund shall have no duty to consult with, provide notice to, seek the approval or consent of, or take into account the interest of any other Holder in connection with any transactions contemplated by the Transaction Agreements or its actions or omissions to act or otherwise under the Transaction Agreements. The Fund shall not

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be liable to any other Holder for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise under the Transaction Agreements. In no event shall the Fund be liable to the other Holder or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising out of its actions or omissions to act.

24. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “2022 Maturity Date” means January [        ], 2022.

(b) “2023 Maturity Date” means January [        ], 2023.

(c) “Applicable Maturity Date” means any of the Initial Maturity Date, the 2022 Maturity Date or the 2023 Maturity Date, as applicable.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity at a non-fixed conversion price and excluding any non-convertible preferred stock.

(g) “Change of Control” means any of the following events or series of related events: (i) the sale, lease, exchange, license or other transfer of all or substantially all of the Issuer’s properties or assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption by the stockholders of the Issuer of a plan the consummation of which would result in the liquidation or dissolution of the Issuer; (iii) the transfer, directly or indirectly, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the fully diluted equity interests in the Issuer (but excluding for the purposes of the calculation of the fully diluted equity interests in the Issuer, any shares of the Conversion Security that would be issued on conversion of the Notes); or (iv) any merger, or other similar transaction to which the Issuer is a party as a result of which the shareholders of the Issuer immediately prior to such transaction beneficially own less than 50% of the aggregate voting power of the fully diluted equity interests in the Surviving Person (or, if the common stock of the Issuer is exchanged for or otherwise converted into Common Equity of another Person in such transaction, the Successor Issuer) (but excluding for the purposes of the calculation of the fully diluted equity interests in the Issuer, any shares of the Conversion Security that would be issued on conversion of the then Outstanding Principal Balance of issued Notes and any accrued and unpaid Interest thereon). Notwithstanding the foregoing, (A) a bona fide equity financing transaction in which the Issuer is the surviving corporation and the proceeds of such transaction are not be used to repurchase or redeem Capital Stock of the Issuer shall not be deemed to be a Change of Control, and (B) a

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transaction pursuant to which the Issuer becomes a wholly-owned Subsidiary of a Person with a majority of its shares owned by Persons who were, immediately prior to the consummation of such transaction, shareholders of the Issuer (the “New Holding Company”) shall not be deemed to be a Change of Control under clause (iii) above, provided that such transaction would be treated as a Non-Change of Control Merger Event under Section 3(c) , and (y) the Issuer shall have engaged in good-faith discussions with the Fund prior to such transaction in order to explore avenues to consummate such transaction in a tax-efficient manner for the Holders and the SPV Investors.

(h) “Change of Control Effective Date” means the date on which a Change of Control occurs.

(i) “Change of Control Notice” means a notice from the Issuer to the Holder stating: (i) that a Change of Control is anticipated to occur and that describes the material financial terms of such Change of Control; (ii) if applicable, whether or not the intended Successor Issuer or Surviving Person, as applicable, with respect to such Change of Control is expected to be a Qualified Issuer; and (iii) the anticipated Change of Control Effective Date with respect to such Change of Control.

(j) “Change of Control Public Issuer Conversion Amount” shall equal (A) the Note Obligations Amount to be converted on the applicable Change of Control Effective Date divided by (B) the product of (x) the Change of Control Public Issuer Conversion Price multiplied by (y) one minus the then applicable Discount Rate.

(k) “Change of Control Public Issuer Conversion Price” shall equal (A) if information regarding such proposed Change of Control has been widely-disseminated for at least twenty Business Days prior to the Change of Control Effective Date, based on the average of the VWAP for such Qualified Issuer Publicly Traded Shares for each Trading Day during the five (5) Trading Day period ending on the Trading Day immediately preceding the Change of Control Effective Date, and (B) if information regarding such proposed Change of Control has not been widely-disseminated for at least twenty Business Days prior to the Change of Control Effective Date, based on the average of the VWAP for such Qualified Issuer Publicly Traded Shares for each Trading Day during the twenty (20) Trading Day period beginning on the First Trading Day after the Change of Control Effective Date. Information regarding a proposed Change of Control shall be deemed to have been widely-disseminated if such information has been filed on the SEC’s EDGAR system.

(l) “Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Issuer.

(m) “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

(n) “Conversion Election” at any date, means an election by the Holder to convert the Note into Last Qualified Round Equivalent Securities.

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(o) “Conversion Event” means the conversion of this Note by the Holder upon an IPO in accordance with Section 3(b), a Non-Change of Control Merger Event in accordance with Section 3(c), a Non-IPO Liquidity Event in accordance with Section 3(e), a Change of Control in accordance with Section 4 or a Maturity Date in accordance with Section 5 or the Issuer pursuant to the Par Redemption Options.

(p) “Conversion Security” means such security issued by the Issuer upon conversion of this Note pursuant to the terms of conversion set forth herein.

(q) “Determining Party” shall mean the Holder, or the Issuer, as the case may be, with the right to make the Cash Election or the PIK Election as specified on the table in Section 2(a)

(r) “Discount Rate”, with respect to any conversion of the Notes, shall be based upon the amount of time after the Issuance Date between the conversion of the Note occurs as set forth in the table below:

Amount of time after Issuance Date the conversion of the Note occurs	Discount Rate
Up to 12 months	18%
After 12 months, up to 18 months	22%
After 18 months, up to 24 months	24%
After 24 months, up to 30 months	26%
After 30 months, up to 36 months	27.5%
After 36 months, up to 42 months	29%
After 42 months	30.5%

In addition, in connection with a Non-Qualified IPO the Discount Rate, determined as set forth above, shall be increased by the applicable “Non-Qualified IPO Discount Rate Adjustment” set forth in the table below which corresponds to the applicable Shortfall Rate set forth in the table below. The “Shortfall Rate” is a rate is equal to the quotient of (i) the difference between (a) the Original Principal Amount minus (b) the gross proceeds to the Issuer as a result of the Non-Qualified IPO divided by (ii) the Original Principal Amount based upon the a shortfall of the gross proceeds from the sale of IPO Securities in the Non-Qualified IPO, as compared to the initial aggregate principal amount of the Notes, as set forth in the table below:

Shortfall Rate	Non-Qualified IPO Discount Rate Adjustment
0% or less	0%
Greater than 0%-4.99%	2.5%
5.00%-9.99%	5.0%
10.00%-14.99%	7.5%
15.00% or greater	10.0%

provided that if the Non-Qualified IPO results in the listing of the IPO Securities on an exchange that is not a Principal Market, the Non-Qualified IPO Discount Rate Adjustment shall be 10.0%.

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In addition, in connection with a Change of Control involving a Successor Issuer that is a Public Issuer, a Non-IPO Liquidity Event or a Non-Change of Control Merger Event, in each case in which the Successor Issuer is not a Qualified Successor Issuer (in the case of a Non-Change of Control Merger Event) or is not a Qualified Issuer (in the case of a Change of Control or Non-IPO Liquidity Event), the Discount Rate, determined as set forth above, shall be increased by an additional 10.0%.

(s) “Equity Round” means any non-public offering of Capital Stock by the Issuer in a transaction or series of related transactions principally for financing purposes in which cash is received by the Issuer and/or debt of the Issuer is cancelled or converted in exchange for Capital Stock of the Issuer (excluding any conversions of the Notes).

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Extended Maturity” means, as applicable, an election by the Requisite Holders on or prior to January [        ], 2021 to extend the Maturity Date to January [        ], 2022 or an election by the Requisite Holders on or prior to January [        ], 2022 to extend the Maturity to January [        ], 2023.

(v) “External Investors,” with respect to any Last Qualified Round or Lowest Fundraising Round, investors in such Equity Round that, prior to giving effect to the investment by such investors in such financing round, are not executive officers or directors of the Issuer and own less than two percent (2%) of the Issuer’s Capital Stock, as calculated on a fully-diluted basis.

(w) “Final Prepayment/Extension Election” means that the Issuer shall elect (and comply with) any one of the Final Prepayment/Extension Election Options; provided that for the avoidance of doubt, the Issuer shall exercise its sole discretion as to which of the Final Prepayment/Extension Election Options it elects.

(x) “Final Prepayment/Extension Election Options” means if the Requisite Holders selects the Final Prepayment/Extension Election, at the option of the Issuer, either (A) the Issuer will prepay the Note Obligations Amount within thirty (30) days of the 2023 Maturity Date, or (B) (w) the 2023 Maturity Date will be extended to seven years from the 2023 Maturity Date (the “Seven Year Extension” and such Maturity Date, the “Seven Year Extension Maturity Date”), (x) the interest rate shall be 3.50% per annum in the form of PIK Interest thereafter, (y) the Issuer shall have the right to prepay the Note at any time, and (z) the Note will not be subject to any of the redemption, conversion or extension rights set forth in Sections 3, 4 and 5.

(y) “Fund” means DRT Investors Master Fund LP, a Delaware Limited Partnership.

(z) “Interest” means interest on any Outstanding Principal Balance from time to time, in the manner and at the Interest rates specified in Section 2 hereof.

(aa) “Interest Election Due Date” means such date specified in the table in Section 2(a).

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(bb) “IPO” means a Qualified IPO or a Non-Qualified IPO, as applicable.

(cc) “IPO Conversion Price” means, with respect to an IPO, (x) the public offering price per share of the IPO Securities in the IPO multiplied by (y) one minus the applicable Discount Rate

(dd) “IPO Notice” has the meaning ascribed to such term in Section 3(b)(i).

(ee) “IPO Security” means, with respect to any IPO, the class of Common Equity offered in connection with such IPO.

(ff) “IPO Filing Date” means the first public filing of a registration statement with the United States Securities and Exchange Commission in connection with an IPO.

(gg) “Issuance Date” means the date the Issuer initially issued Notes pursuant to the terms of the Purchase Agreement.

(hh) “Last Qualified Round” means at any date, the last to occur of the following Equity Rounds: (x) issuance of the Series D Preferred Stock at a per share price of $62.0522; (y) the issuance of Series E Preferred Stock; and (z) the most recent Minimum Qualified Fundraise.

(ii) “Last Qualified Round Equivalent Securities” means, at any date, the Capital Stock of the Issuer having the same terms, including without limitation, liquidation preference, conversion price, priorities, governance rights, voting rights and protective provisions as the securities issued in the Last Qualified Round.

(jj) “Last Qualified Round Equivalent Securities Conversion Amount” means, at any date, that number of Last Qualified Round Equivalent Securities equal to (A) the Note Obligations Amount to be converted on such date divided by (B) a conversion rate based upon (x) the Last Qualified Round per share Purchase Price (adjusted for any dividends paid in stock, stock splits or stock combinations with respect to the Last Qualified Round Equivalent Securities) multiplied by (y) one minus the then applicable Discount Rate.

(kk) “Lowest Fundraising Round” means at any date, the following Equity Rounds with the lowest conversion price: (x) issuance of the Series D Preferred Stock, (y) if the Series E Preferred Stock has been issued, the issuance of the Series E Preferred Stock, and (z) any Equity Round subsequent to the Issuance Date.

(ll) “Lowest Fundraising Round Equivalent Securities” means, at any date, the Capital Stock of the Issuer having the same terms, including without limitation, liquidation preference, conversion price, priorities, governance rights, voting rights and protective provisions as the securities issued in the Lowest Fundraising Round.

(mm) “Lowest Fundraising Round Equivalent Securities Conversion Amount” means, at any date, that number of Lowest Fundraising Round Equivalent Securities equal to (A) the Note Obligations Amount (expressed as whole number) to be converted on such date divided by (B) a conversion rate based upon (x) the Lowest Fundraising Round per share Purchase Price (adjusted for any dividends paid in stock, stock splits or stock combinations with respect to the Lowest Fundraising Round Equivalent Securities) multiplied by (y) one minus the then applicable Discount Rate.

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(nn) “Market” has the meaning ascribed to such term in Section 3(e).

(oo) “Market Disruption Event” means, with respect to any class or series of Common Equity, (a) a failure by the primary U.S. national or regional securities exchange or market on which such Common Equity is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for such Common Equity for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in such Common Equity.

(pp) “Material Financial Market Disruption” means, at any time, either (1), in the prior 12-month period, the S&P 500 Index declined 20% or more in any consecutive 3-month period, or (2) there exists a material disruption in the financial markets such that the Issuer and the Requisite Holders agree that it is unadvisable for the Issuer, after using commercially reasonable efforts, to raise capital in the U.S. public or private debt or equity markets (a “Lost Market Opportunity”) and such Lost Market Opportunity is unrelated to any adverse change in the business, financial condition or prospects of the Issuer.

(qq) “Maturity Date” means any of the Applicable Maturity Date, the Seven Year Extension Maturity Date, the Nine Year Extension Maturity Date, the Market MAC Extended Maturity Date (to the extent not extended by a QIPO Maturity Extension) or the QIPO Maturity Extension Maturity Date (to the extent not extended by a MAC Maturity Extension), as applicable.

(rr) “Merger Covenant” means the covenant governing mergers in Section 6.2(a) of the Note Purchase Agreement.

(ss) “Minimum Qualified Fundraise” means an Equity Round that (i) results in gross proceeds to the Issuer of at least $500 million from the sale of Capital Stock and a majority of such gross proceeds result from sales to External Investors, and (ii) has financial terms substantially similar to, or more protective to the Issuer or existing holders than, the Series E Preferred Stock (or the Series D Preferred Stock, if the Issuer has not issued and sold Series E Preferred Stock). An Equity Round shall not be deemed to fail to have financial terms substantially similar to, or more protective to the Issuer or existing holders than, the Series E Preferred Stock (or the Series D Preferred Stock) by reason of a liquidation preference equal to no more than the original issuance price thereof plus accrued dividends, an initial conversion price equal to the original issuance price thereof (subject to antidilution adjustment), a provision for accrued dividends, or any governance rights (such as rights to appoint or nominate board members or to approve or consent to specified actions or events).

(tt) “Non-Change of Control Conversion Amount” shall equal (A) the outstanding Note Obligations Amount on the applicable closing date for a Non-Change of Control Merger Event, divided by (B) the product of (x) the Non-Change of Control Merger Conversion Price, multiplied by (y) one minus the then applicable Discount Rate.

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(uu) “Non-Change of Control Merger Conversion Price” means (i) if information regarding such proposed Non-Change of Control Merger Event has been widely-disseminated for at least twenty Business Days prior to the effective date of such Non-Change of Control Merger Event, based on the average of the VWAP for such Successor Issuer Publicly Traded Shares for each Trading Day during the five (5) Trading Day period ending on the Trading Day immediately preceding the effective date of the Non-Change of Control Merger Event, and (ii) if information regarding such proposed Non-Change of Control Merger Event has not been widely-disseminated for at least twenty Business Days Non-Change of Control Merger Event, based on the average of the VWAP for such Successor Issuer Publicly Traded Shares for each Trading Day during the twenty (20) Trading Day period beginning on the First Trading Day after the effective date of the Non-Change of Control Merger Event. Information regarding a proposed Non-Change of Control Merger Event shall be deemed to have been widely-disseminated if such information has been filed on the SEC’s EDGAR system.

(vv) “Non-Change of Control Merger Event” means a merger or other combination of the Issuer that (x) is not a Change of Control, and (y) results in at least 90% of the outstanding Capital Stock of the Issuer (other than Capital Stock with respect to which dissenters’ rights are duly exercised) being exchanged for or otherwise converted into Common Equity of a Successor Issuer.

(ww) “Non-Change of Control Merger Event Notice” means a notice from the Issuer to the Holder stating: (i) that the Issuer intends to enter into a Non-Change of Control Merger Event and that (x) describes the material terms of such intended Non-Change of Control Merger Event, and (y) includes a copy of the definitive agreement providing for such Non-Change of Control Merger Event; (ii) if applicable, whether or not the intended Successor Issuer will be a Qualified Successor Issuer; (iii) the anticipated effective date with respect to that Non-Change of Control Merger Event; and (iv) if applicable, the procedures that the Holder must follow and the date by which the Holder must many any election to convert the Notes as provided in Section 3(c) (the “Non-Change of Control Merger Event Deadline Date”), which shall be no earlier than ten (10) Business Days after delivery of the Non-Change of Control Merger Event Notice.

(xx) “Non-IPO Liquidity Event” means the registration by the Issuer of any class or series of its Common Equity under Section 12(b) of the Exchange Act and the admission for trading or listing of such Common Equity on a Market other than in connection with an IPO or a Non-Change of Control Merger Event.

(yy) “Non-Qualified IPO” means any underwritten public offering of IPO Securities of the Issuer that does not constitute a Qualified IPO.

(zz) “Note Obligations Amount” means, as at any time, the then Outstanding Principal Balance together with any accrued, unpaid and non-capitalized Interest (including PIK Interest not already reflected in the Outstanding Principal Balance).

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Pursuant to 17 C.F.R. Section 200.83

(aaa) “Notices” means the Change of Control Notice, Non-Change of Control Merger Event Notice, and IPO Notice.

(bbb) “Par Redemption Date” means the date within thirty (30) days of the Applicable Maturity Date, the closing date of the Non-Change of Control Merger or the closing date of a Non-Qualified IPO selected by the Issuer in accordance with Section 6(c)(i) or 6(c)(ii).

(ccc) “Par Redemption Election” with respect to any Maturity Date, Non-Change of Control Merger or any Non-Qualified IPO, means an election by the Requisite Holders to request that the Note be prepaid at a purchase price equal to 100% of the Note Obligations Amount. If the Requisite Holders select the Par Redemption Election, then the Issuer shall select (and comply with) any of the Par Redemption Options.

(ddd) “Par Redemption Options” means, the Issuer, at its sole discretion and election, shall (i) prepay the Note by paying the Note Obligations Amount in cash (upon which such portion of the Note Obligations Amount shall cease to be outstanding), (ii) convert the Note to an amount of Lowest Fundraising Round Equivalent Securities equal to the Lowest Fundraising Round Equivalent Securities Conversion Amount, or (iii) prepay 50% of the Note Obligations Amount in cash (upon which such portion of the Note Obligations Amount shall cease to be outstanding) and convert 50% of the Note Obligations Amount into an amount of Lowest Fundraising Round Equivalent Securities equal to the Lowest Fundraising Round Equivalent Securities Conversion Amount.

(eee) “Par Redemption Prepayment” means a prepayment of the Note (or portion thereof) for cash pursuant to the election by the Issuer of a Par Redemption Option described in clause (i) or (iii) of the definition thereof.

(fff) “Person” means an individual or legal entity, including but not limited to a corporation, a limited liability Issuer, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

(ggg) “Preferred Stock” means, with respect to Capital Stock of any Person, Capital Stock of any class of classes (however designated but excluding convertible debt) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

(hhh) “Preferred Par Redemption Election” with respect to any Qualified IPO on or after the fourth anniversary of the Issuance Date, means an election by the Requisite Holders to request that the Note be prepaid at a purchase price equal to 100% of the Note Obligations Amount. If the Requisite Holders select the Preferred Par Redemption Election, then the Issuer shall select (and comply with) any of the Preferred Par Redemption Options.

(iii) “Preferred Par Redemption Options” means, either (i) the Issuer, will prepay the Note Obligations Amount in cash within thirty (30) days of the closing date of the Qualified IPO (upon which prepayment the Notes will cease to be outstanding), or (ii) the Note Obligations Amount will convert into a number of shares of the Senior Non-Convertible Preferred Stock (upon which conversion the Notes will cease to be outstanding) with an aggregate liquidation preference equal to the then outstanding Note Obligations Amount.

29

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(jjj) “Principal Market” means either the New York Stock Exchange or the Nasdaq Stock Market.

(kkk) “Private Issuer” means any Person other than a Public Issuer.

(lll) “Public Issuer” means a Person whose Common Equity is listed or admitted for trading on a Market.

(mmm) “Purchase Agreement” means that certain Note Purchase Agreement dated as of December 2, 2014, by and among the Issuer and the initial holders of the Notes pursuant to which the Issuer issued the Notes.

(nnn) “Purchase Price” means, with respect to the issuance of Capital Stock in any Equity Round, the aggregate consideration received on a per share basis by the Issuer and its Subsidiaries for such Capital Stock, consisting of (i) to the extent it consists of cash, the gross amount of cash received by the Issuer and its Subsidiaries, and (ii) to the extent it consists of property other than cash, the fair market value of that property as determined in good faith by the Issuer’s board of directors or a committee thereof.

(ooo) “QIPO Maturity Extension” has the meaning ascribed to that term in Section 5(f).

(ppp) “Qualified IPO” means a bona fide underwritten public offering of the IPO Securities (a) in which such stock is listed on a Principal Market, (b) for gross proceeds at least equal to the initial principal amount of the Notes, and (c) that represents 5% or greater of the Issuer’s market capitalization as of the closing date of the offering; provided, however, if the gross proceeds for such offering are greater than $5 billion, the requirement in clause (b) will not apply.

(qqq) “Qualified Issuer” means, with respect to a Change of Control or Non-IPO Liquidity Event, the Issuer, the Successor Issuer or the Surviving Person, as applicable, that (i) is a Public Issuer whose Common Equity is listed or admitted for trading on a Principal Market, and (ii) has an aggregate market value of the voting stock held by non-affiliates of such Public Issuer, computed by reference to the closing price as of the last Trading Day of the applicable registrant’s most recently completed fiscal quarter for which such information is available prior to the Change of Control Effective Date of no less than $5 billion (or, in the case of a Non-IPO Liquidity Event, computed by reference to the Non-IPO Liquidity Event Conversion Price).

(rrr) “Qualified Issuer Publicly Traded Shares” means, in connection with a Change of Control with a Public Issuer, the Common Equity of the Public Issuer that is listed on a Market, or if there is more than one such class of Common Equity, the class with the greatest market capitalization.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(sss) “Qualified Successor Issuer” means, in connection with any Non-Change of Control Merger Event, a Successor Issuer that (i) is a Public Issuer whose Common Equity is listed or admitted for trading on a Principal Market, and (ii) has an aggregate market value of the voting stock held by non-affiliates of such Public Issuer, computed by reference to the closing price as of the last Trading Day of the applicable registrant’s most recently completed fiscal quarter for which such information is available prior to the closing of the Non-Change of Control Merger Event but calculated after giving pro forma effect to the applicable Non-Change of Control Merger Event, of no less than $5 billion.

(ttt) “Requisite Holders” means, so long as the Fund holds any Notes, the Fund, and, if the Fund holds no Notes, Holders holding a majority of the aggregate Outstanding Principal Balance of the then outstanding Notes.

(uuu) “Scheduled Trading Day” means, with respect to any class or series of Common Equity, a day that is scheduled to be a Trading Day on the Principal Market or other recognized securities exchange on which such Common Equity is listed or admitted for trading; provided that if such Common Equity is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

(vvv) “SEC” means the United States Securities and Exchange Commission.

(www) “Senior Non-Convertible Preferred Stock” means a new series of senior non-convertible preferred stock of the Issuer having the following terms: (i) a per share purchase price of $[100], (ii) a liquidation preference equal to the per share purchase price plus accrued and unpaid dividends, including dividends payable in kind, and no further rights to distributions in liquidation, (iii) a dividend yield of 2.0% per annum, payable in kind, (iv) redeemable in cash at the option of the Issuer at any time, (v) mandatorily redeemable in cash by the Issuer at the 9th anniversary of the issuance of such Senior Non-Convertible Preferred Stock, (vi) no conversion rights, and (vii) no voting rights, except as required by law or with respect to amendments to the Charter of the Issuer that would alter or change the powers, preferences, other special rights, privileges or restrictions of the Senior Non-Convertible Preferred Stock so as to affect them materially and adversely.

(xxx) “Series D Conversion Amount” means, at any date: (i) the Note Obligations Amount (expressed as a whole number) divided by (ii) 43.1263 (adjusted for any dividends paid in stock, stock splits or stock combinations with respect to the Series D Preferred Stock).

(yyy) “Series D Preferred Stock” means the shares of Series D Preferred Stock of the Issuer, par value $0.00001 per share.

(zzz) “Series E Preferred Stock” means a new series of preferred stock of the Issuer having financial terms no less favorable or protective to the Issuer and the investors in such series (including with respect to antidilution protection) than the terms of the Series D Preferred Stock are to the Issuer and the investors in the Series D Preferred Stock, and (ii) with respect to the sale of such shares of preferred stock, (a) results in gross proceeds to the Issuer of at least $200 million, and (b) a majority of such gross proceeds result from sales to External

31

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Investors. The Series E Preferred Stock shall not be deemed to fail to have financial terms no less favorable or protective to the Issuer and its existing shareholders than the Series D Preferred Stock by reason of a liquidation preference equal to no more than the original issuance price thereof plus accrued dividends, an initial conversion price equal to the original issuance price thereof (subject to antidilution adjustment), a provision for accrued dividends or any governance rights (such as rights to appoint or nominate board members or to approve or consent to specified actions or events).

(aaaa) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of the Common Equity thereof is at the time of determination owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(bbbb) “Subsidiary IPO” means a public offering of Common Equity of a Subsidiary of the Issuer in which such Common Equity are listed on a securities exchange.

(cccc) “Subsidiary IPO Securities” mean the Common Equity of any Subsidiary of the Issuer offered in connection with a Subsidiary IPO.

(dddd) “Successor Issuer” means, in any Change of Control or Non-Change of Control Merger Event in which the common stock of the Issuer is converted into, or exchanged for, in whole or in part, Common Equity of another Person, the Person who issues such Common Equity.

(eeee) “Successor Issuer Publicly Traded Shares” means, in connection with a Non-Change of Control Merger Event with a Public Issuer, the Common Equity of the Successor Issuer that is listed on a Market, or if there is more than one such class of Common Equity, the class with the greatest market capitalization.

(ffff) “Surviving Person” means the surviving Person in a merger or consolidation involving the Issuer.

(gggg) “Trading Day” means, with respect to any class or series of Common Equity, a day on which (i) there is no Market Disruption Event and (ii) trading in such Common Equity generally occurs on applicable Market or, if such Common Equity is not then listed on the Market, or, if such Common Equity is not then listed on a Market, on the principal other market on which such Common Equity is then traded; provided that if the Common Equity (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

(hhhh) “VWAP” shall mean, with respect to any class or series of Common Equity, the daily dollar volume-weighted average sale price for such Common Equity (x) if trading on a Principal Market, on its Principal Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” functions or (y) if trading on another Market, on such Market on any particular Trading Day during the period beginning at such time

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

as such Market publicly announces is the official open of trading, and ending at such time as such Market publicly announces is the official close of trading) on any particular Trading Day, as reported by Bloomberg (or if transactions on such Market are not reported by Bloomberg, as reported using a customary source for such Market mutually determined by the Issuer and the Requisite Holders); provided that, any accrued dividends payable to the record holders prior to the conversion date shall be deducted from the calculation of the VWAP. If the VWAP cannot be calculated for such security on such date on the foregoing basis, the VWAP of such security on such date shall be the fair market value as mutually determined by the Issuer and the Requisite Holders. All such determinations of VWAP shall to be appropriately and equitably adjusted in accordance with the provisions set forth herein.

[Signature Page Follows]

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set out above.

[UNICORN], INC.

By:
Name:
Title:

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit I

UBER TECHNOLOGIES, INC.

CONVERSION NOTICE

Reference is made to the Unsecured PIK Convertible Note (the “Note”) issued to the undersigned by Uber Technologies, Inc. (the “Issuer”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of the Conversion Security (as defined in the Note) as indicated below, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Type of Conversion Security and number of shares of the Conversion Security to be issued:

Please issue the Conversion Security into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT B

CHARTER

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “UBER TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 2014, AT 7:58 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secertary of State
4849283 8100	AUTHENTICATION: 1430251
140803809	DATE: 06-06-14
you may verify this certificate online at corp.delaware.gov/authver.shtml

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

State of Delaware Secretary of State Division of Corporations Delivered 07:58 AM 06/06/2014 FILED 07:58 AM 06/06/2014 SRV 140803809 - 4849283 FILE

RESTATED CERTIFICATE OF INCORPORATION

OF

UBER TECHNOLOGIES, INC.

The undersigned, Travis Kalanick, hereby certifies that:

1. He is the duly elected and acting President of Uber Technologies, Inc., a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware under the name UberCab, Inc., on July 16, 2010.

3. The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor.

4. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is Uber Technologies, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Dr., Ste 101, Dover, Delaware, County of Kent, 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 752,792,807 shares, each with a par value of $0.00001 per share. The total number of shares of Common Stock authorized to be issued is 587,978,580 of which 350,000,000 shares are designated “Class A Common Stock” and 237,978,580 shares are designated “Class B Common Stock.” The total number of shares of Preferred Stock authorized to be issued is 164,814,227 of which 43,507,470 shares are designated “Series Seed Preferred Stock.” 38,013,359 shares are designated “Series A Preferred Stock”, 34,395,890 shares are designated “Series B Preferred Stock”. 19,137,820

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

shares are designated “Series C-1 Preferred Stock,” 7,750,920 shares are designated “Series C-2 Preferred Stock,” 210,466 shares are designated “Series C-3 Preferred Stock” 21,798,302 shares are designated “Series D Preferred Stock”. The Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series C-3 Preferred Stock, and the Series D Preferred Stock are herein collectively referred to as the “Preferred Stock.” The Series C-1 Preferred Stock, the Series C-2 Preferred Stock, and the Series C-3 Preferred Stock are herein collectively referred to as the “Series C Preferred Stock”.

(B) Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of the Corporation, provided that an adjustment to the respective Conversion Price (as defined below) of such other securities or rights has been made in accordance with Section 4(d)(ii) below) on the Class A Common Stock or Class B Common Stock of the Corporation, at the rate of (a) $0.0029 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) per annum on each outstanding share of Series Seed Preferred Stock, (b) $0.02337 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) per annum on each outstanding share of Series A Preferred Stock, (c) $0.11343 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) per annum on each outstanding share of Series B Preferred Stock, (d) $1.14032 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) per annum on each outstanding share of Series C-1 Preferred Stock, (e) $0.91225 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) per annum on each outstanding share of Series C-2 Preferred Stock, (f) $1.14032 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) per annum on each outstanding share of Series C-3 Preferred Stock, and (g) $4.96418 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) per annum on each outstanding share of Series D Preferred Stock, payable quarterly when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”). Such dividends shall not be cumulative. After payment of such dividends, any additional dividends or distributions shall be distributed among the holders of Preferred Stock, Class A Common Stock, and Class B Common Stock pro rata based on the number of shares of Class A Common Stock and Class B Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Class A Common Stock and Class B Common Stock).

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2. Liquidation.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds or proceeds (the “Proceeds”) available for distribution from such Liquidation Transaction (as defined below) of the Corporation to the holders of Class A Common Stock or Class B Common Stock by reason of their ownership thereof, an amount equal to (a) $0.03625 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) for each share of Series Seed Preferred Stock (the “Series Seed Original Purchase Price”), (b) $0.36993 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) for each share of Series A Preferred Stock (the “Series A Original Purchase Price”), (c) $1.4179 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) for each share of Series B Preferred Stock (the “Series B Original Purchase Price”), (d) the product obtained by multiplying (i) 1.25 by (ii) the Series C-1 Original Purchase Price for each share of Series C-1 Preferred Stock (such product, the “Series C-1 Liquidation Preference”), (e) the product obtained by multiplying (i) 1.25 by (ii) the Series C-2 Original Purchase Price for each share of Series C-2 Preferred Stock (such product, the “Series C-2 Liquidation Preference”), (f) the product obtained by multiplying (i) 1.25 by (ii) the Series C-3 Original Purchase Price for each share of Series C-3 Preferred Stock (such product, the “Series C-3 Liquidation Preference”), and (g) $62.0522 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time) for each share of Series D Preferred Stock (the “Series D Original Purchase Price”), then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the Proceeds available for distribution to stockholders shall be insufficient to permit the payment to the holders of the Preferred Stock of the full aforesaid preferential amounts, the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The “Series C-1 Original Purchase Price” shall mean $14,254 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time). The “Series C-2 Original Purchase Price” shall mean $11.4032 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time). The “Series C-3 Original Purchase Price” shall mean $14,254 per share (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time). The Series Seed Original Purchase Price, Series A Original Purchase Price, Series B Original Purchase Price, Series C-1 Original Purchase Price, Series C-2 Original Purchase Price, Series C-3 Original Purchase Price and Series D Original Purchase Price are each sometimes referred to as an “Original Purchase Price.”

(b) Remaining Assets. Upon the completion of the distribution required by Section 2(a) above, if Proceeds remain, the holders of the Class A Common Stock and Class B Common Stock of the Corporation shall receive all of the remaining Proceeds available for distribution to stockholders which shall be distributed ratably among such holders in proportion to their respective number of issued and outstanding shares of Class A Common Stock and Class B Common Stock then held.

Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Transaction, each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Preferred Stock into shares of Class A Common Stock or Class B Common Stock (as applicable) immediately prior to the Liquidation Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not

3

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

convert such Preferred Stock into shares of Class A Common Stock or Class B Common Stock (as applicable). If any such holder shall be deemed to have converted shares of Preferred Stock into shares of Class A Common Stock or Class B Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Class A Common Stock or Class B Common Stock.

(c) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur (A) if the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its assets, property or business, (B) if the Corporation shall grant an exclusive and irrevocable license of all or substantially all of the Corporation’s intellectual property to a third party, (C) if the Corporation shall merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation), except a merger or consolidation in which the stockholders of the Corporation immediately prior to the transaction own more than 50% of the voting stock of the surviving corporation following the transaction (taking into account only stock of the Corporation held by such stockholders prior to the transaction)), or (D) upon the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity); provided, however, that none of the following shall be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation and (ii) an equity financing in which the Corporation is the surviving corporation; and provided further, that the treatment of any particular transaction or series of related transactions as a Liquidation Transaction may only be waived by (a) the vote or written consent of the holders of at least a majority of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (b) the vote of a majority of the outstanding shares of Series B Preferred Stock, (c) the vote of a majority of the outstanding shares of Series C-1 Preferred Stock, (d) the vote of a majority of the outstanding shares of Series C-2 Preferred Stock, or if no shares of Series C-2 Preferred Stock are outstanding, the written consent of holders of the right to acquire shares of Series C-2 Preferred Stock pursuant to that certain Investment Agreement, dated on or after the date of the filing of this Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), between the Corporation and TPG Ubiquity Holdings, LP (the “Investment Agreement”)), and (e) the vote of a majority of the outstanding shares of Series D Preferred Stock (any such transaction, unless elected otherwise, a “Liquidation Transaction”). For the avoidance of doubt, voting “on an as-converted basis” shall be deemed to preserve the ten (10) votes for each share of Class B Common Stock into which shares of Series Seed Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock may be converted, and one (1) vote for each share of Class A Common Stock into which shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock and Series D Preferred Stock may be converted, as set forth in Section 5(a).

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(ii) Mechanics of Payment. In the event of a Liquidation Transaction effected by a merger or consolidation of the Corporation with or into any other entity (a “Merger Liquidation”), payment to the holders of Class A Common Stock, Class B Common Stock and Preferred Stock of the Corporation shall be made in the form of consideration specified in the definitive agreement evidencing such Merger Liquidation (with Proceeds allocated as set forth above in paragraphs 2(a) and 2(b)). In the event of a Liquidation Transaction that is effected other than by Merger Liquidation, or in the event that the definitive agreement evidencing a Merger Liquidation does not specify the form in which payment of the consideration should be made, the payment to the holders of Preferred Stock or required by this Section 2(c) shall be made 100% in cash unless the Board of Directors determines otherwise, provided, however, that (i) all holders of Preferred Stock must receive the same form or forms of consideration (and, if more than one form, in the same proportion), and (ii) all holders of Class A Common Stock and Class B Common Stock must receive the same form or forms of consideration (and, if more than one form, in the same proportion), unless the holders of at least a majority of the Preferred Stock then outstanding (voting together as a single class and on an as-converted basis) elect otherwise and, all series of Preferred Stock are treated equally.

(iii) Valuation of Consideration. In the event of a Liquidation Transaction, if all or a portion of the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors, provided that any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be based on the formula specified in the definitive agreements for the Liquidation Transaction, or if no such formula exists, then the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(2) If actively traded over-the-counter, the value shall be based on the formula specified in the definitive agreements for the Liquidation Transaction or, if no such formula exists, then the value of such securities shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(c)(iii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iv) Notice of Liquidation Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Transaction not later than ten (10) days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or ten (10) days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such

5

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Restated Certificate of Incorporation, all notice periods or requirements in this Restated Certificate of Incorporation may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis) that are entitled to such notice rights; provided, that, notice periods or requirements with respect to holders of a particular series of Preferred Stock required pursuant to this Restated Certificate of Incorporation may only be waived by such series of Preferred Stock.

(v) Effect of Noncompliance. In the event the requirements of this Section 2 are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(c)(iv).

(vi) Allocation of Escrow and Contingent Consideration. Subject to Sections 2(c)(vii)-(x) below, in the event of a Liquidation Transaction, if any portion of the Proceeds is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, notwithstanding the operation of this Section 2, the definitive agreement with respect to such transaction shall provide that the portion of such Proceeds that is placed in escrow and/or is subject to contingencies shall be allocated among the holders of capital stock of the Corporation pro rata based on the amount of such consideration otherwise payable to each stockholder pursuant to this Section 2 (such that each stockholder has the same percentage of the Proceeds payable to it placed into escrow and/or subject to contingencies, as applicable).

(vii) Notwithstanding anything else herein to the contrary, if the per-share value of the stock, cash, other assets or any combination thereof to be distributed to the holders of Series C-1 Preferred Stock for each share of Series C-1 Preferred Stock upon a Liquidation Transaction is an amount that is less than the Series C-1 Liquidation Preference, then the Corporation will notify each holder of Series C-1 Preferred Stock at least ten (10) days prior to the effective date of such Liquidation Transaction, and at the sole election of the holders of a majority of the Series C-1 Preferred Stock, (A) the Preferred Stock Conversion Price applicable to the Series C-1 Preferred Stock will be adjusted immediately prior to the Liquidation Transaction such that the total value of the securities to be received by the holders of Series C-1 Preferred Stock for each share of Series C-1 Preferred Stock will be equal to the Series C-1 Liquidation Preference, (B) the Corporation shall make a cash payment (a “Cash Payment”) to the holders of each share of Series C-1 Preferred Stock such that the value of the securities to be received by the holders of the Series C-1 Preferred Stock for each share of Series C-1 Preferred Stock plus such Cash Payment will equal the Series C-1 Liquidation Preference or (C) a combination of the actions described in (A) and (B) shall be made, provided that the total amount

6

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

of value received by such holders in any such combination of the actions described in (A) and (B) shall not, in the aggregate, exceed the Series C-1 Liquidation Preference. For the avoidance of doubt, this Section 2(c)(vii) shall only apply to the extent the per-share value to be distributed is an amount that is less than the Series C-1 Liquidation Preference, after giving effect to Section 4(b)(i).

(viii) Notwithstanding anything else herein to the contrary, if the per-share value of the stock, cash, other assets or any combination thereof to be distributed to the holders of Series C-2 Preferred Stock for each share of Series C-2 Preferred Stock upon a Liquidation Transaction will be equal to an amount that is less than the Series C-2 Liquidation Preference, then the Corporation will notify each holder of Series C-2 Preferred Stock at least ten (10) days prior to the effective date of such Liquidation Transaction, and at the sole election of the holders of a majority of the Series C-2 Preferred Stock, and only to the extent that the per-share value to be distributed is an amount that is less than the Series C-2 Liquidation Preference after giving effect to and including in the calculation of the per-share value to be distributed to such holders any amounts paid or payable to such holders under the Loan, Pledge, and Option Agreement, dated on or after the date of the filing of this Restated Certificate of Incorporation, among the Corporation, TPG Ubiquity Holdings, L.P. (“TPG”) and Expa-I, LLC (the “Option Agreement”), (A) the Preferred Stock Conversion Price applicable to the Series C-2 Preferred Stock will be adjusted immediately prior to the Liquidation Transaction such that the total value of the securities to be received by the holders of Series C-2 Preferred Stock for each share of Series C-2 Preferred Stock will be equal to the Series C-2 Liquidation Preference, (B) the Corporation shall make a Cash Payment to the holders of each share of Series C-2 Preferred Stock such that the value of the securities to be received by the holders of the Series C-2 Preferred Stock for each share of Series C-2 Preferred Stock plus such Cash Payment will equal the Series C-2 Liquidation Preference or (C) a combination of the actions described in (A) and (B) shall be made, provided that the total amount of value received by such holders in any such combination of the actions described in (A) and (B) shall not, in the aggregate, exceed the aggregate Series C-2 Liquidation Preference. For the avoidance of doubt, this Section 2(c)(viii) shall only apply to the extent the per-share value to be distributed is an amount that is less than the Series C-2 Liquidation Preference, after giving effect to Section 4(b)(ii).

(ix) Notwithstanding anything else herein to the contrary, if the per-share value of the stock, cash, other assets or any combination thereof to be distributed to the holders of Series C-3 Preferred Stock for each share of Series C-3 Preferred Stock upon a Liquidation Transaction is an amount that is less than the Series C-3 Liquidation Preference, then the Corporation will notify each holder of Series C-3 Preferred Stock at least ten (10) days prior to the effective date of such Liquidation Transaction, and at the sole election of the holders of a majority of the Series C-3 Preferred Stock, (A) the Preferred Stock Conversion Price applicable to the Series C-3 Preferred Stock will be adjusted immediately prior to the Liquidation Transaction such that the total value of the securities to be received by the holders of Series C-3 Preferred Stock for each share of Series C-3 Preferred Stock will be equal to the Series C-3 Liquidation Preference, (B) the Corporation shall make a Cash Payment to the holders of each share of Series C-3 Preferred Stock such that the value of the securities to be received by the holders of the Series C-3 Preferred Stock for each share of Series C-3 Preferred Stock plus such Cash Payment will equal the Series C-3 Liquidation Preference or (C) a combination of the actions described in (A) and (B) shall be made, provided that the total amount of value received by such holders in any such combination of the actions described in (A) and (B) shall not, in the aggregate, exceed the Series C-3 Liquidation Preference. For the avoidance of doubt, this Section 2(c)(ix) shall only apply to the extent the per-share value to be distributed is an amount that is less than the Series C-3 Liquidation Preference, after giving effect to Section 4(b)(iii).

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(x) Notwithstanding anything else herein to the contrary, if the per-share value of the stock, cash, other assets or any combination thereof to be distributed to the holders of Series D Preferred Stock for each share of Series D Preferred Stock upon a Liquidation Transaction is an amount that is less than the Series D Original Purchase Price, then the Corporation will notify each holder of Series D Preferred Stock at least ten (10) days prior to the effective date of such Liquidation Transaction, and at the sole election of the holders of a majority of the Series D Preferred Stock, (A) the Preferred Stock Conversion Price applicable to the Series D Preferred Stock will be adjusted immediately prior to the Liquidation Transaction such that the total value of the securities to be received by the holders of Series D Preferred Stock for each share of Series D Preferred Stock will be equal to the Series D Original Purchase Price, (B) the Corporation shall make a Cash Payment to the holders of each share of Series D Preferred Stock such that the value of the securities to be received by the holders of the Series D Preferred Stock for each share of Series D Preferred Stock plus such Cash Payment will equal the Series D Original Purchase Price or (C) a combination of the actions described in (A) and (B) shall be made, provided that the total amount of value received by such holders in any such combination of the actions described in (A) and (B) shall not, in the aggregate, exceed the Series D Original Purchase Price. For the avoidance of doubt, this Section 2(c)(x) shall only apply to the extent the per-share value to be distributed is an amount that is less than the Series D Original Purchase Price, after giving effect to Section 4(b)(iv).

(xi) For the purposes of the calculations set forth in Sections 2(c)(vii), (viii), (ix), and (x), the value of any securities or other consideration to be received upon conversion of the Series C Preferred Stock or Series D Preferred Stock, as applicable, shall be determined as follows: if the securities or other consideration to be received upon the Liquidation Transaction are not then publicly traded, then the value of the securities or other consideration to be received by the holders of Series C Preferred Stock or Series D Preferred Stock, as applicable, in the Liquidation Transaction shall be as determined by a nationally recognized third-party investment bank mutually agreeable to the Corporation, the holders of a majority of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, and Series D Preferred Stock, voting together on an as-converted basis.

3. Redemption. The Preferred Stock is not redeemable at the option of the holder thereof.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Preferred Stock Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Series Seed Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing (a) $0.03625 in the case of the Series Seed Preferred Stock, (b) $0.29212 in the case of the Series A Preferred Stock, and (c) $1.4179 in the case of the Series B Preferred Stock by the Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Subject to Section 4(c), each share of

8

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $14.254 by the Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Subject to Section 4(c), each share of Series C-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $11.4032 by the Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Subject to Section 4(c), each share of Series C-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $14.254 by the Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Subject to Section 4(c), each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $62.0522 by the Preferred Stock Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial “Preferred Stock Conversion Price” per share of the (i) Series Seed Preferred Stock shall be $0.03625, (ii) Series A Preferred Stock shall be $0.29212, (iii) Series B Preferred Stock shall be $1.4179, (iv) Series C-1 Preferred Stock shall be $14.254, (v) Series C-2 Preferred Stock shall be $11.4032, (vi) Series C-3 Preferred Stock shall be $14.254, and (vii) Series D Preferred Stock shall be $62.0522. Such initial Preferred Stock Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class A Common Stock or Class B Common Stock (as applicable) at the Preferred Stock Conversion Price at the time in effect for such share immediately upon the earlier of (a “Preferred Stock Conversion Event”) (x) except as provided below in Section 4(c), immediately prior to the closing of the Corporation’s sale of its Class A Common Stock and/or Class B Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) which results in aggregate cash proceeds to the Corporation of not less than $30,000,000 (net of underwriting discounts and commissions) on a national securities exchange registered with the Securities and Exchange Commission (a “Qualified IPO”) or (y) the date, or the occurrence of an event, specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis).

(i) If the per-share value of the stock, cash, other assets or any combination thereof to be received by the holders of Series C-1 Preferred Stock for each share of Series C-1 Preferred Stock to be converted in such Preferred Stock Conversion Event is an amount that is less than the Series C-1 Liquidation Preference, then the Corporation will notify each holder of Series C-1 Preferred Stock at least fifteen (15) days prior to the effective date of such Preferred Stock Conversion Event, and at the sole election of the holders of a majority of

9

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

the Series C-1 Preferred Stock, (A) the Preferred Stock Conversion Price applicable to the Series C-1 Preferred Stock will be adjusted immediately prior to the Preferred Stock Conversion Event such that the total value of the securities to be received by the holders of Series C-1 Preferred Stock for each share of Series C-1 Preferred Stock to be converted in such Preferred Stock Conversion Event will be equal to the Series C-1 Liquidation Preference, (B) the Corporation shall make a Cash Payment to the holders of each share of Series C-1 Preferred Stock such that the value of the securities to be received by the holders of the Series C-1 Preferred Stock for each share of Series C-1 Preferred Stock to be converted in such Preferred Stock Conversion Event plus such Cash Payment will equal the Series C-1 Liquidation Preference or (C) a combination of the actions described in (A) and (B) shall be made, provided that the total amount of value received by such holders in any such combination of the actions described in (A) and (B) shall not, in the aggregate, exceed the aggregate Series C-1 Liquidation Preference.

(ii) If the per-share value of the stock, cash, other assets or any combination thereof to be received by the holders of Series C-2 Preferred Stock for each share of Series C-2 Preferred Stock to be converted in such Preferred Stock Conversion Event is an amount that is less than the Series C-2 Liquidation Preference, then the Corporation will notify each holder of Series C-2 Preferred Stock at least fifteen (15) days prior to the effective date of such Preferred Stock Conversion Event, and at the sole election of the holders of a majority of the Series C-2 Preferred Stock, and only to the extent that the per-share value to be received by the holders of the Series C-2 Preferred Stock is an amount that is less than the Series C-2 Liquidation Preference, after giving effect to and including in the calculation of the per-share value to be distributed to such holders any amounts paid or payable to such holders under the Option Agreement, (A) the Preferred Stock Conversion Price applicable to the Series C-2 Preferred Stock will be adjusted immediately prior to the Preferred Stock Conversion Event such that the total value of the securities to be received by the holders of Series C-2 Preferred Stock for each share of Series C-2 Preferred Stock to be converted in such Preferred Stock Conversion Event will be equal to the Series C-2 Liquidation Preference, (B) the Corporation shall make a Cash Payment to the holders of each share of Series C-2 Preferred Stock such that the value of the securities to be received by the holders of the Series C-2 Preferred Stock for each share of Series C-2 Preferred Stock to be converted in such Preferred Stock Conversion Event plus such Cash Payment will equal the Series C-2 Liquidation Preference or (C) a combination of the actions described in (A) and (B) shall be made, provided that the total amount of value received by such holders in any such combination of the actions described in (A) and (B) shall not, in the aggregate, exceed the aggregate Series C-2 Liquidation Preference.

(iii) If the per-share value of the stock, cash, other assets or any combination thereof to be received by the holders of Series C-3 Preferred Stock for each share of Series C-3 Preferred Stock to be converted in such Preferred Stock Conversion Event is an amount that is less than the Series C-3 Liquidation Preference, then the Corporation will notify each holder of Series C-3 Preferred Stock at least fifteen (15) days prior to the effective date of such Preferred Stock Conversion Event, and at the sole election of the holders of a majority of the Series C-3 Preferred Stock, (A) the Preferred Stock Conversion Price applicable to the Series C-3 Preferred Stock will be adjusted immediately prior to the Preferred Stock Conversion Event such that the total value of the securities to be received by the holders of Series C-3 Preferred Stock for each share of Series C-3 Preferred Stock to be converted in such Preferred Stock Conversion Event will be equal to the Series C-3 Liquidation Preference, (B) the Corporation shall make a Cash Payment to the holders of each share of Series C-3 Preferred Stock such that the value of the securities to be received by the holders of the Series C-3 Preferred Stock for each

10

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

share of Series C-3 Preferred Stock to be converted in such Preferred Stock Conversion Event plus such Cash Payment will equal the Series C-3 Liquidation Preference or (C) a combination of the actions described in (A) and (B) shall be made, provided that the total amount of value received by such holders in any such combination of the actions described in (A) and (B) shall not, in the aggregate, exceed the aggregate Series C-3 Liquidation Preference.

(iv) Solely if the shares of Series D Preferred Stock are converted to shares of Class A Common Stock pursuant to clause (y) of Section 4(b) (the “Vote Conversion Event”):

(A) if the Vote Conversion Event is in connection with, or in anticipation of or contemplation of, any Liquidation Transaction (a “Liquidation Transaction Vote Conversion Event”), and the per-share value of the stock, cash, other assets or any combination thereof to be received by the holders of Series D Preferred Stock for each share of Series D Preferred Stock to be converted in the Liquidation Transaction Vote Conversion Event is an amount that is less than the Series D Original Purchase Price, then the Corporation will notify each holder of Series D Preferred Stock at least fifteen (15) days prior to the effective date of such Liquidation Transaction Vote Conversion Event, and at the sole election of the holders of a majority of the Series D Preferred Stock, (1) the Preferred Stock Conversion Price applicable to the Series D Preferred Stock will be adjusted immediately prior to the Liquidation Transaction Vote Conversion Event such that the total value of the securities to be received by the holders of Series D Preferred Stock for each share of Series D Preferred Stock to be converted in such Liquidation Transaction Vote Conversion Event will be equal to the Series D Original Purchase Price, (2) the Corporation shall make a Cash Payment to the holders of each share of Series D Preferred Stock such that the value of the securities to be received by the holders of the Series D Preferred Stock for each share of Series D Preferred Stock to be converted in such Liquidation Transaction Vote Conversion Event plus such Cash Payment will equal the Series D Original Purchase Price or (3) a combination of the actions described in (1) and (2) shall be made, provided that the total amount of value received by such holders in any such combination of the actions described in (1) and (2) shall not, in the aggregate, exceed the aggregate Series D Original Purchase Price; and

(B) if the Vote Conversion Event is not a Liquidation Transaction Vote Conversion Event, the provisions of Paragraph (A) immediately above shall not apply, and the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock shall be required to automatically convert the outstanding shares of Series D Preferred Stock.

The provisions of this Section 4(b)(iv) shall not apply if the shares of Series D Preferred Stock are converted to shares of Class A Common Stock pursuant to clause (x) of Section 4(b).

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(v) For the purposes of the calculations set forth in Sections 4(b)(i), (ii), (iii), and (iv), the value of any securities or other consideration to be received upon conversion of the Series C Preferred Stock or Series D Preferred Stock, as applicable, shall be determined as follows: (x) if the Preferred Stock Conversion Event is a public offering and the Series C Preferred Stock or Series D Preferred Stock, as applicable, is to be converted into shares of the securities to be issued in the public offering, then the value of such securities shall be equal to the final per share public offering price of such securities; and (y) if the securities or other consideration to be received upon conversion of the Series C Preferred Stock or Series D Preferred Stock, as applicable, are not then publicly traded and the applicable Preferred Stock Conversion Event is other than a public offering, then the value of the securities or other consideration to be received by the holders of Series C Preferred Stock or Series D Preferred Stock, as applicable, in the Preferred Stock Conversion Event shall be as determined by a nationally recognized third-party investment bank mutually agreeable to the Corporation, the holders of a majority of the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series D Preferred Stock, voting together on an as-converted basis.

(c) Mechanic of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert such Preferred Stock into shares of Class A Common Stock or Class B Common Stock (as applicable), the holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock or Class B Common Stock (as applicable) are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock or Class B Common Stock (as applicable) to which such holder shall be entitled as aforesaid and a certificate for the remaining number of shares of Preferred Stock if less than all of the Preferred Stock evidenced by the certificate were surrendered for conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on (i) the date of such surrender of the shares of Preferred Stock to be converted or (ii) if applicable, the date of automatic conversion specified in Section 4(b) above, and the person or persons entitled to receive the shares of Class A Common Stock or Class B Common Stock (as applicable) issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock or Class B Common Stock (as applicable) as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act or a Liquidation Transaction the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such Liquidation Transaction, in which event any persons entitled to receive Class A Common Stock or Class B Common Stock (as applicable) upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities or such Liquidation Transaction.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(d) Preferred Stock Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Preferred Stock Conversion Price shall be subject to adjustment from time to time as follows, and in the case of Series C-2 Preferred Stock, whether or not such Series C-2 Preferred Stock is outstanding (for the avoidance of doubt, when a share of Series C-2 Preferred Stock is issued, it shall be issued with the then applicable Preferred Stock Conversion Price), and in the case of Series C-1 Preferred Stock, whether or not such Series C-1 Preferred Stock is outstanding (for the avoidance of doubt, when a share of Series C-1 Preferred Stock is issued, it shall be issued with the then applicable Preferred Stock Conversion Price), and in the case of Series C-3 Preferred Stock, whether or not such Series C-3 Preferred Stock is outstanding (for the avoidance of doubt, when a share of Series C-3 Preferred Stock is issued, it shall be issued with the then applicable Preferred Stock Conversion Price):

(i) Issuance of Additional Stock below Purchase Price. If the Corporation should issue, at any time after the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Preferred Stock Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Preferred Stock Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A) Adjustment Formula. Whenever the Preferred Stock Conversion Price for a series of Preferred Stock is adjusted pursuant to this Section (4)(d)(i), the new Preferred Stock Conversion Price with respect to such series shall be determined by multiplying the Preferred Stock Conversion Price then in effect for such series by a fraction, (x) the numerator of which shall be the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately before such issuance (the “Outstanding Common”) plus the number of shares of Class A Common Stock and Class B Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Preferred Stock Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Class A Common Stock and Class B Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B) Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Class A Common Stock or Class B Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Effective Time) other than

(1) Shares of Class A Common Stock or Class B Common Stock issuable or issued upon conversion of the Preferred Stock;

(2) Shares of Class A Common Stock or Class B Common Stock (as adjusted for stock splits, stock dividends, reclassification and the like) issuable or issued to employees, officers, consultants or directors of the Corporation or other persons performing services for the Corporation, pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(3) Shares of Class A Common Stock or Class B Common Stock issued upon exercise of options, warrants or convertible securities outstanding on the date hereof;

(4) Shares of Class A Common Stock or Class B Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

(5) Shares of Class A Common Stock or Class B Common Stock, or warrants or options to purchase shares of Class A Common Stock or Class B Common Stock, issued pursuant to the acquisition of another corporation or entity pursuant to a consolidation, merger, purchase of all or substantially all the assets of such entity, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such entity or fifty percent (50%) or more of the equity ownership in such entity, provided that such transaction or series of transactions has been approved by the Board of Directors;

(6) Shares of Class A Common Stock or Class B Common Stock, or warrants or options to purchase shares of Class A Common Stock or Class B Common Stock, issued to parties that are (i) actual or potential suppliers or customers, strategic partners investing in connection with a commercial relationship with the Corporation or (ii) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case approved by the Board of Directors;

(7) Shares of Class A Common Stock or Class B Common Stock, or warrants or options to purchase shares of Class A Common Stock or Class B Common Stock, issued in a Qualified IPO;

(8) Up to 7,750,920 shares of Series C-2 Preferred Stock issued to TPG pursuant to the terms of the Investment Agreement and any shares of Class A Common Stock issuable or issued upon conversion thereof;

(9) Shares of Class A Common Stock or Class B Common Stock, or warrants or options to purchase shares of Class A Common Stock or Class B Common Stock, issued to persons or entities who do not at the time of issuance hold any capital stock of the Corporation (or securities convertible into such capital stock), which issuances are primarily for non-equity financing purposes and are unanimously approved by the Board of Directors, at least a majority of the then outstanding shares of Series C-1 Preferred Stock, at least a majority of the then outstanding shares of Series C-2 Preferred Stock (or if no shares of Series C-2 are outstanding, written consent of holders of right to acquire Series C-2 Preferred Stock pursuant to the Investment Agreement), and at least a majority of the then outstanding shares of Series D Preferred Stock, and the Board of Directors and such holders of Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series D Preferred Stock specifically state that such shares are excluded from the definition of “Additional Stock”.

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Pursuant to 17 C.F.R. Section 200.83

(C) No Fractional Adjustments. No adjustment of the Preferred Stock Conversion Price shall be made in an amount less than one-hundredth of one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward or at such earlier date as all outstanding shares of Preferred Stock shall be converted into Class A Common Stock or Class B Common Stock (as applicable).

(D) Determination of Consideration. In the case of the issuance of Class A Common Stock or Class B Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Class A Common Stock or Class B Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment.

(E) Deemed Issuances of Class A Common Stock and Class B Common Stock. In the case of the issuance (whether before, on or after the Effective Time) of securities or rights convertible into, or exchangeable or exercisable for, or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1) The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock (as applicable) deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, and including the effect of antidilution adjustments that have already been made) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Common Stock Equivalents (excluding any cancellation of debt), plus the minimum additional consideration, if any, to be received by the Corporation (but including the effect of antidilution adjustments that have already been made) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(2) In the event of any change in the number of shares of Class A Common Stock or Class B Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Preferred Stock Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class A Common Stock or Class B Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

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(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Preferred Stock Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Class A Common Stock or Class B Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Class A Common Stock or Class B Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(l) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Preferred Stock Conversion Price of any series of Preferred Stock pursuant to this Section 4(d)(i) shall have the effect of increasing the Preferred Stock Conversion Price of such series above the Preferred Stock Conversion Price of such series in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the Effective Time fix a record date for (A) the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock and Class B Common Stock or (B) the determination of holders of Class A Common Stock and Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock and Class B Common Stock or Common Stock Equivalents without payment of any consideration by such holder other than in the form of Corporation securities, for the additional shares of Class A Common Stock and Class B Common Stock or the Common Stock Equivalents (including the additional shares of Class A Common Stock or Class B Common Stock issuable upon exchange, conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Preferred Stock Conversion Price shall be appropriately decreased so that the number of shares of Class A Common Stock or Class B Common Stock (as applicable) issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock and Class B Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with, if applicable, the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Class A Common Stock and Class B Common Stock outstanding at any time after the Effective Time is decreased by a reverse stock split or combination of the outstanding shares of Class A Common Stock and Class B Common Stock, then, following the record date of such combination, the Preferred Stock Conversion Price shall be appropriately increased so that the number of shares of Class A Common Stock or Class B Common Stock (as applicable) issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares of Class A Common Stock and Class B Common Stock.

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Confidential Treatment Requested by Uber Technologies, Inc.

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(e) Other Distributions. In the event the Corporation shall declare a distribution (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of this Article IV(B)) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock or Class B Common Stock (as applicable) of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock and Class B Common Stock of the Corporation entitled to receive such distribution (or the date of such distribution if no record date is set).

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class A Common Stock or Class B Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of this Article IV(B)) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Class A Common Stock or Class B Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Preferred Stock Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Class A Common Stock or Class B Common Stock (as applicable) to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class A Common Stock or Class B Common Stock (as applicable) and the number of shares of Class A Common Stock or Class B Common Stock (as applicable) issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Preferred Stock Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Preferred Stock Conversion Price at the time in effect, and (C) the number of shares of Class A Common Stock or Class B Common Stock (as applicable) and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

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Pursuant to 17 C.F.R. Section 200.83

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock or Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock or Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(j) Notices. Any notice required by the provisions of this Restated Certificate of Incorporation to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(k) Waiver of Adjustment to Preferred Stock Conversion Price. Notwithstanding anything herein to the contrary, (i) any downward adjustment of the Conversion Price for the Series Seed Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Series Seed Preferred Stock (voting together as a single class on an as-converted basis); (ii) any downward adjustment of the Conversion Price for the Series A Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class on an as-converted basis); (iii) any downward adjustment of the Conversion Price for the Series B Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class on an as-converted basis); (iv) any downward adjustment of the Conversion Price for the Series C-1 Preferred Stock may only be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Series C-1 Preferred Stock (voting together as a single class on an as-converted basis), (v) any downward adjustment of the Conversion Price for the Series C-2 Preferred Stock may only be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Series C-2 Preferred Stock (voting together as a single class on an as-

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converted basis) or if no share of Series C-2 Preferred Stock is outstanding, by written consent of holders of the right to acquire Series C-2 Preferred Stock pursuant to the Investment Agreement, and (vi) any downward adjustment of the Conversion Price for the Series D Preferred Stock may only be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting together as a single class on an as-converted basis). Any such waiver shall bind all future holders of shares of the Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series D Preferred Stock, as applicable.

5. Voting Rights.

(a) General Voting Rights. Except as expressly provided by this Restated Certificate of Incorporation or as provided by law, (i) the holders of Series Seed Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock shall have the right to ten (10) votes for each share of Class B Common Stock into which such Series Seed Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equivalent to those of the holders of Class B Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and (ii) the holders of Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, and Series D Preferred Stock shall have the right to one (1) vote for each share of Class A Common Stock into which such Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, or Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equivalent to those of the holders of Class A Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Except as expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of Class A Common Stock, Class B Common Stock, and Preferred Stock shall vote together as a single class on an as converted basis on all matters upon which holders of Class A Common Stock, Class B Common Stock, and Preferred Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half and greater being rounded upward).

(b) Election of Directors. For so long as at least 10,000,000 shares of Series A Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time), the holders of Series A Preferred Stock (voting together as a separate class and on an as-converted basis) shall be entitled to elect one (1) director of the Corporation (the “Series A Director”) at any election of directors. For so long as at least 2,000,000 shares of Series C-2 Preferred Stock and/or rights to acquire at least 2,000,000 shares of Series C-2 Preferred Stock under the Investment Agreement are outstanding (in each case, as adjusted for stock splits, stock dividends, reclassification and the like occurring after the Effective Time), the holders of Series C-2 Preferred Stock (voting together as a separate class and on an as-converted basis) (or, prior to the issuance of any shares of Series C-2 Preferred Stock, the holders of the right to acquire Series C-2 Preferred Stock pursuant to the Investment Agreement, by written consent) shall be entitled to designate one (1) director of the Corporation (the “Series C-2 Director”, and together with the Series A Director, each a “Preferred Director”). The holders of Class B Common Stock (voting separately as a single

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class) shall be entitled to elect six (6) directors of the Corporation at any election of directors. Notwithstanding anything to the contrary contained herein, neither the holders of Series Seed Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-3 Preferred Stock, and Series D Preferred Stock, nor the holders of Class A Common Stock will be entitled to vote in the election or removal of any directors of the Corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the action of the Board of Directors to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6. Protective Provisions.

(a) So long as shares of Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly by subsidiary) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis:

(i) liquidate, dissolve or wind-up the business and affairs of the Corporation;

(ii) effect any merger or consolidation of the Corporation with or into one or more other entities in which the stockholders of the Corporation immediately prior to such event hold, immediately after, stock representing less than a majority of the voting power of the outstanding stock of the surviving entity (other than for purposes of changing the Corporation’s domicile and other than pursuant to a sale of all or substantially all of the Corporation’s assets) that would result in proceeds to the holders of any series of Preferred Stock of less than the Original Purchase Price of such series of Preferred Stock;

(iii) the sale of all or substantially all of the Corporation’s assets that would result in proceeds to the holders of Preferred Stock of less than the Original Purchase Price of any series of such Preferred Stock;

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(iv) amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation so as to materially and adversely affect the Preferred Stock;

(v) create or authorize the creation of any additional class or series of shares of stock senior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends, redemption rights and voting rights, other than in connection with a bona fide equity financing transaction or series of related transactions;

(vi) reclassify any outstanding shares or securities into shares having rights, preferences or privileges senior to or on parity with the preferences of the Preferred Stock;

(vii) purchase or redeem or pay or declare any dividend or make any distribution on, any shares of stock other than the Preferred Stock as expressly authorized herein, or permit any subsidiary of the Corporation to take any such action, other than (i) dividends or other distributions payable on the Class A Common Stock or Class B Common Stock solely in the form of additional shares of Class A Common Stock or Class B Common Stock, (ii) securities repurchased from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then- current fair market value thereof, pursuant to plans or agreements approved by Board of Directors or (iii) securities repurchased by the Corporation as approved by the Board of Directors, including at least one Preferred Director (so long as neither the Preferred Director whose approval is relied upon for the foregoing proviso of this clause (iii) nor any of his or her affiliates participates in such repurchase, and if both Preferred Directors (or their affiliates) participate in such repurchase, then this clause (iii) shall be inapplicable);

(viii) amend the Bylaws to increase or decrease the authorized size of the Board of Directors (provided, that, the authorized size of the Board of Directors may be increased up to eight directors without the need to obtain approval hereunder);

(ix) cause the Corporation to enter into any transaction with any current or former officer, director or any stockholder of the Corporation who owns more than 5% of the Corporation’s capital stock as of the date of such transaction, calculated on an as-converted to Common Stock basis, or any of such person’s affiliates or family members or any trust for the benefit of any of the foregoing, unless such transaction has been approved by all of the disinterested members of the Board of Directors then in office; or

(x) permit any subsidiary to do any of the foregoing.

(b) The Corporation shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly by subsidiary) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, (i) alter or change the powers, preferences or special rights of the shares of Series A Preferred under the Restated Certificate of Incorporation or Bylaws of the Corporation so as to affect the holders of Series A Preferred Stock adversely as set forth in Section 242 of the Delaware General Corporation Law, but not so affect the other series of Preferred Stock, or (ii) increase or decrease the number of authorized shares of Series A Preferred Stock.

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(c) The Corporation shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly by subsidiary) (i) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, alter or change the powers, preferences or special rights of the shares of Series B Preferred under the Restated Certificate of Incorporation or Bylaws of the Corporation so as to affect the holders of Series B Preferred Stock adversely as set forth in Section 242 of the Delaware General Corporation Law, but not so affect the other series of Preferred Stock, or (ii) without first obtaining the written consent of a holder of shares of Series B Preferred Stock, amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely and disproportionately affects such holder vis-à-vis any other holder of shares of Series B Preferred Stock. In addition, any action that has the effect of reducing the Series B Preferred Stock Liquidation Preference amount under Section 2(a) above, including without limitation a forced conversion of the Series B Preferred Stock into Class B Common Stock in connection with or in contemplation of a Liquidation Transaction, shall require the vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock.

(d) The Corporation shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly by subsidiary), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C-1 Preferred Stock, voting together as a single class:

(i) amend, alter or repeal Article IV, Section (B)4(d) of the Restated Certificate of Incorporation so as to affect the holders of Series C-1 Preferred Stock adversely;

(ii) amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation so as to affect the holders of Series C-1 Preferred Stock adversely as set forth in Section 242 of the Delaware General Corporation Law, but not so affect the other series of Preferred Stock;

(iii) effect any Liquidation Transaction that would result in proceeds per share to the holders of Series C-1 Preferred Stock of less than the Series C-1 Liquidation Preference; provided, however, that approval of such a transaction by holders of Series C-1 Preferred Stock shall in no way prejudice the rights of the holders of Series C-1 Preferred Stock under Article IV Section B.2(c)(vii) or the rights of the holders of Series C-2 Preferred Stock under Article IV Section B.2(c)(viii);

(iv) increase or decrease the number of authorized shares of Series C-1 Preferred Stock; or

(v) amend, alter or repeal Article IV, Sections B.4(b)(i), B.4(b)(v), B.2(c)(vii), or B.2(c)(xi) of the Restated Certificate of Incorporation so as to affect the holders of Series C-1 Preferred Stock adversely.

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(e) The Corporation shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly by subsidiary), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C-2 Preferred Stock, voting together as a single class, or if no share of Series C-2 Preferred Stock are outstanding, by written consent of holders of the right to acquire Series C-2 Preferred Stock pursuant to the Investment Agreement:

(i) amend, alter or repeal Article IV, Section (B)4(d) of the Restated Certificate of Incorporation so as to affect the holders of Series C-2 Preferred Stock adversely;

(ii) amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation so as to affect the holders of Series C-2 Preferred Stock adversely as set forth in Section 242 of the Delaware General Corporation Law, but not so affect the other series of Preferred Stock;

(iii) increase or decrease the number of authorized shares of Series C-2 Preferred Stock; or

(iv) amend, alter or repeal Article IV, Sections (B)4(b)(ii), (B)4(b)(v), (B)2(c)(viii), or (B)2(c)(xi) of the Restated Certificate of Incorporation so as to affect the holders of Series C-2 Preferred Stock adversely.

(f) The Corporation shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly by subsidiary), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C-3 Preferred Stock, voting together as a single class,-:

(i) amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation so as to affect the holders of Series C-3 Preferred Stock adversely as set forth in Section 242 of the Delaware General Corporation Law, but not so affect the other series of Preferred Stock; or

(ii) amend, alter or repeal Article IV, Sections (B)4(b)(iii), (B) 4(b)(v), (B)2(c)(ix), or (B)2(c)(xi) of the Restated Certificate of Incorporation so as to affect the holders of Series C-3 Preferred Stock adversely.

(g) The Corporation shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly by subsidiary), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a single class:

(i) amend, alter or repeal Article IV, Section (B)4(d) of the Restated Certificate of Incorporation so as to affect the holders of Series D Preferred Stock adversely;

(ii) amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws of the Corporation so as to affect the holders of Series D Preferred Stock adversely as set forth in Section 242 of the Delaware General Corporation Law, but not so affect the other series of Preferred Stock;

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(iii) increase or decrease the number of authorized shares of Series D Preferred Stock;

(iv) amend, alter or repeal Article IV, Sections (B)4(b)(iv), (B)4(b)(v), (B)2(c)(x), or (B)2(c)(xi) of the Restated Certificate of Incorporation so as to affect the holders of Series D Preferred Stock adversely; or

(v) amend, alter or repeal (A) Article IV, Section (B)2(a) of the Restated Certificate of Incorporation (other than as a result of the creation or authorization of shares of any new class of Preferred Stock and the inclusion in Article IV, Section (B)2(a) of the Restated Certificate of Incorporation of such Preferred Stock and the original issue price of such Preferred Stock and the amendment to the definition of Original Issue Price to include reference to the original issue price of such Preferred Stock) or (B) the penultimate sentence of Article IV, Section (B)4(a) of the Restated Certificate of Incorporation (other than as a result of the creation or authorization of shares of any class of Preferred Stock and amendment to the definition of Preferred Stock Conversion Price to include reference to the conversion price of such Preferred Stock).

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C) Rights, Powers, and Restrictions of Class A Common Stock.

The rights, powers and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, such dividends as may be declared from time to time by the Board of Directors with respect to the Class B Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class B Common Stock or rights to acquire Class B Common Stock may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall be declared and paid to the holders of Class A Common Stock.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV (B).

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3. Redemption. The Class A Common Stock is not redeemable at the option of the holder thereof.

4. Voting Rights. Each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote (voting together as a single class on as converted basis), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

5. Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.

6. Equal Status. Except as expressly set forth in this Article IV, Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class B Common Stock.

(D) Rights, Powers, and Restrictions of Class B Common Stock.

The rights, powers and restrictions granted to and imposed on the Class B Common Stock are as set forth below in this Article IV.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, such dividends as may be declared from time to time by the Board of Directors with respect to the Class A Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock if and only if a dividend payable in shares of Class B Common Stock or rights to acquire Class B Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Class B Common Stock is not redeemable at the option of the holder thereof.

4. Voting Rights. Each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of shares of Class B Common Stock shall at all times vote together with the holders of Class A Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote (voting together as a single class on as converted basis), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

5. Conversion

(a) Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees or such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 5(a) shall be retired by the Corporation and shall not be available for reissuance.

(b) Each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section (E)(2) of this Article IV), other than a Permitted Transfer (as defined in Section (E)(3) of this Article IV), of such share of Class B Common Stock. Each outstanding stock certificate that, immediately prior to such Transfer, represented one or more shares of Class B Common Stock subject to such Transfer shall, upon and after such Transfer, be deemed to represent an equal

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of each such holder and upon receipt of such holder’s outstanding certificate, issue and deliver to such holder new certificates representing such holder’s shares of Class A Common Stock. Each share of Class B Common Stock that is converted pursuant to this Section (B)(5)(b) of Article IV shall be retired by the Corporation and shall not be available for reissuance.

(c) The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock and the dual class common stock structure contemplated by this Restated Certificate of Incorporation, including without limitation the issuance of stock certificates in connection with any such conversion, as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

6. Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, then the outstanding shares of Class B Common Stock will be subdivided or combined in the same proportion and manner.

7. Equal Status. Except as expressly set forth in this Article IV, Class B Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Stock.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock

9. Protective Provision. The Corporation shall not, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote at a stockholders meeting or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, amend, alter, repeal or waive Sections (B)(2)(b), (C), (D) or (E) of this Article IV.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(E) Definitions. For purposes of this Article IV:

1. “Affiliate” shall mean, with respect to any specified entity, any other entity which, directly or indirectly, controls, is controlled by, or is under common control with such specified entity, including, without limitation, any general partner, officer, director or manager of such entity and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, is under common investment management with, shares the same management or advisory company with or is otherwise affiliated with such entity

2. “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, other than a Permitted Transfer, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” for purposes of this Article IV:

(a) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; or

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by an entity, if there occurs a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are holders of voting securities of any such entity or Parent of such entity. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

3. “Permitted Transfer” shall mean, and be restricted to:

(a) the Transfer of any or all of the Class B Common Stock held by a stockholder to a single trust for the benefit of such stockholder or such stockholder’s Immediate Family. As used herein, the term “Immediate Family” will mean such stockholder’s spouse or Spousal Equivalent, the lineal descendant or antecedent, father, mother, brother or sister, whether or not any of the above are adopted. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they have resided together in the same residence for the last twelve (12) months and intend to do so indefinitely;

(b) any Transfer of Class B Common Stock effected pursuant to a stockholder’s will or the laws of intestate succession; and/or

(c) if a stockholder is a partnership, limited liability company or a corporation, no more than five (5) Transfers of any or all shares of Class B Common Stock to an Affiliate of such partnership, limited liability company or corporation.

4. “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

ARTICLE V

Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. The authorized number of directors shall be set forth in the Corporation’s Bylaws.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee or advisor of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE X

In connection with repurchases by the Corporation of its Class A Common Stock or Class B Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.

* * *

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The foregoing Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed at San Francisco, California, on June 6, 2014.

/s/ Travis Kalanick
Travis Kalanick, President

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT C

FORM OF JOINDER

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT C

INVESTOR RIGHTS

AND

JOINDER AND OMNIBUS AMENDMENT TO

STOCKHOLDER AGREEMENTS

This Investor Rights and Joinder and Omnibus Amendment to Stockholder Agreements (this “Agreement”) is made and entered into as of [         ], 2015, by and among Uber Technologies, Inc. (the “Company”), the Purchasers (as defined below) and the stockholders of the Company set forth on Exhibit B attached hereto (each, an “Existing Stockholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement (as defined below).

WHEREAS, the Company is party to (i) that certain Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”), and (ii) that certain Amended and Restated Voting Agreement (the “Voting Agreement”), each dated as of [             ], 2014, by and among the Company and certain stockholders of the Company (collectively, the “Stockholder Agreements”);

WHEREAS, on or after the date hereof, each of the purchasers set forth on Exhibit A attached hereto (each, a “Purchaser” and collectively, the “Purchasers”) is purchasing convertible promissory notes (the “Convertible Notes”) pursuant to that certain Unsecured PIK Convertible Notes Purchase Agreement, dated of even date herewith, by and between each Purchaser and the Company (the “Note Purchase Agreement”) that will be convertible into shares of capital stock of the Company (or certain other entities) in accordance with the terms of such Convertible Notes;

WHEREAS, the Note Purchase Agreement contemplates, among other things, each Purchaser and the Company entering into this Agreement to (i) provide to Purchaser certain rights in connection with the issuance of the Convertible Notes and prior to conversion of the Convertible Notes into shares of capital stock in accordance with their terms (the “Pre-Conversion Investor Rights”) and (ii) provide that Purchaser shall become a party to the Stockholder Agreements for the purposes of granting Purchaser rights therein and becoming subject to the obligations therein following conversion of the Convertible Notes into shares of capital stock of the Company in accordance with their terms (the “Post-Conversion Investor Rights”);

WHEREAS, the Company desires to grant to each Purchaser the Pre-Conversion Investor Rights set forth in this Agreement; and

WHEREAS, the Stockholder Agreements must be amended in order to grant the Post-Conversion Investor Rights to each Purchaser and the undersigned Existing Stockholders have agreed to amend the Stockholder Agreements to provide Purchaser with the Post-Conversion Investor Rights.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Pre-Conversion Investor Rights. The Company shall (a) during the 20-day period between 10 and 30 days prior to any date on which GS Purchaser has the opportunity to make a Conversion Election, make one or more members of Company management available for one meeting with representatives of GS Purchaser in connection with its consideration of making a Conversion Election under the Convertible Note at a mutually agreeable time, date and location to discuss the Company’s business and financial condition (and if GS Purchaser does not convert its Convertible Notes in full, then this clause (a) shall apply to all future opportunities of GS Purchaser to make a Conversion Election), (b) for so long as the Company’s Chief Financial Officer holds quarterly diligence calls for the Company’s investors, the Company shall invite the GS Purchaser to join such calls, (c) deliver to each Purchaser any notice delivered to the Company’s stockholders pursuant to Delaware General Corporation Law Section 228(e) concurrently with delivery to the Company’s stockholders and (d) deliver to each Purchaser the financial statements of the Company contemplated by, and subject to the timeframe set forth in, Section 2.1(a) and 2.1(b) of the Rights Agreement, as if each Purchaser were a “Major Investor” party to the Rights Agreement at such time.

2. Post-Conversion Investor Rights. Upon any conversion of Convertible Notes into shares of capital stock of the Company in accordance with the terms thereof (a “Company Conversion”):

(a) Amendment of Rights Agreement.

(i) Each Purchaser shall be an “Investor” and a “Holder” for purposes of the Rights Agreement and possess all of, and be subject to, the rights, privileges, restrictions and obligations of an “Investor” and a “Holder” thereunder, including, without limitation, Section 1.14, in each case, to the extent such rights, privileges, restrictions and obligations continue in effect following the transaction giving rise to the Company Conversion. Each Purchaser holding Convertible Notes with an aggregate principal amount equal to at least $500 million shall be a “Major Investor” for purposes of the Rights Agreement and possess all of, and be subject to, the rights, privileges, restrictions and obligations of a “Major Investor” thereunder, including, without limitation, Section 1.14 therein, in each case, to the extent such rights, privileges and obligations continue in effect following the transaction giving rise to the Company Conversion.

(ii) The term “Registrable Securities” set forth in the Rights Agreement shall be amended to include, as applicable, the shares of the Conversion Security (as defined in the Convertible Notes) issued upon a Company Conversion or, if the Conversion Security is preferred stock or another convertible security of the Company, the shares of the Company’s common stock issuable upon conversion of such Conversion Security.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) Amendment of Voting Agreement. Each Purchaser shall be an “Investor,” “Stockholder” and “Party” for purposes of the Voting Agreement and possess all of, and be subject to, the rights, privileges, restrictions and obligations of an “Investor” thereunder as in effect as of the date hereof, in each case, to the extent such rights, privileges, restrictions and obligations continue in effect following the transaction giving rise to the Company Conversion.

3. Transfer Restrictions.

(a) Transfers of Interests in Purchaser. If a Purchaser is a Special Purpose Purchaser, such Special Purpose Purchaser hereby represents that the organizational or other governing agreements or documents of such Special Purpose Purchaser contains a provision prohibiting any SPV Investor from directly or indirectly transferring or otherwise disposing of any portion of its interest in such Purchaser (the “SPV Investor Interest”) (including (x) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the SPV Investor Interest, even if the SPV Investor Interest would be disposed of by someone other than the SPV Investor, or (y) any transaction involving any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any such SPV Investor Interest or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Special Purpose Purchaser) without the consent of such Purchaser or the general partner or manager of such Purchaser. Any Purchaser that is a Special Purpose Purchaser agrees that prior to a Qualified IPO or a Non-Qualified IPO, without the prior consent of the Company, the Purchaser, or general partner or manager of such Purchaser, shall not grant such consent except in connection with any transfer (i) effected for estate planning purposes, (ii) pursuant to divorce settlements, (iii) that occurs by operation of law, by will or intestacy, or (iv) to an affiliate or to an entity established solely for the benefit of the applicable SPV Investor or his immediate family; provided, that, notwithstanding the foregoing, (A) other than with respect to the GS Purchaser, no SPV Investor may transfer its SPV Investor Interest unless it transfers the entirety of its SPV Investor Interest to one (1) person (such that the transfer would not result in an increase in the total number of SPV Investors in such Special Purpose Purchaser) and (B) solely with respect to the GS Purchaser, no SPV Investor may transfer its SPV Investor Interest in the GS Purchaser if it would result in the total number of SPV Investors in the GS Purchaser exceeding 1,000.

(b) Transfers of Convertible Notes and Conversion Securities. The Convertible Notes and securities issued by the Company upon the conversion thereof shall be subject to the transfer restrictions set forth in the Rights Agreement; provided, that, notwithstanding any provision to the contrary in this Agreement, the Stockholders Agreements, the Note Purchase Agreement, the Convertible Notes, the Company’s Restated Certificate of Incorporation or the Company’s Bylaws, each as may be amended and restated from time to time:

(i) at any time following an IPO (as defined in the Convertible Notes), Purchaser shall be entitled to distribute Conversion Securities in-kind to the SPV Investors; provided, that, to the extent the Purchaser is still subject to the lock-up period in the lock-up agreement at the time of any such distribution, each SPV Investor shall be required to sign a lock-up agreement in identical form to the lock-up agreement executed by the Purchaser as required pursuant to Section 1.14 of the Rights Agreement to continue until expiration of the lock-up period applicable to such Purchaser; and

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(ii) at any time following the issuance of the Convertible Notes, Purchaser shall be entitled to transfer any or all of the Convertible Notes, Conversion Securities or any other capital stock or securities of the Company if such transfer is necessary to bring Purchaser (or its affiliates) into compliance with applicable law, rule or regulation or to the extent required by any regulatory authority having jurisdiction over Purchaser or their affiliates (the “Legal Requirements”); provided, that, in each instance, Purchaser shall (A) use commercially reasonable efforts to comply with the Legal Requirements without having to transfer any or all of the Convertible Notes, Conversion Securities or any other capital stock or securities of the Company, and (B) to the extent legally permissible, promptly notify the Company of such requirement.

4. Non-Company Conversion. In the event the Company proposes to enter into any transaction that would, if such transaction were consummated, give rise to any right or obligation to convert the Convertible Notes into Conversion Securities that are not equity securities issued by the Company (a “Third Party Issuer”), then, to the extent that the Company and/or the Third Party Issuer enters into an agreement whereby the Third Party Issuer grants registration rights to the Company’s preferred stockholders, the Purchasers shall be granted registration rights on par with the registration rights granted to the Company’s preferred stockholders.

5. Agreement to be Bound. Each Purchaser hereby (a) acknowledges that each Purchaser has received and reviewed a complete copy of each of the Stockholder Agreements and (b) agrees that upon a Company Conversion, Purchaser shall become a party to each of the Stockholder Agreements and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the applicable terms of each of the Stockholder Agreements as in effect on the date hereof, as may be amended and restated from time to time, and as amended and modified as set forth herein.

6. Agreement to Vote. Each undersigned Existing Stockholder hereby agrees to vote, or cause to be voted, all shares of capital stock of the Company owned by such Existing Stockholder, or over which such Existing Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary (including, but not limited to, approving an amendment to the Company’s Restated Certificate of Incorporation, each as may be amended and restated from time to time), to authorize a sufficient number of the shares of Conversion Securities as may be necessary to effect a Conversion of all of the Convertible Notes on or prior to the time of such Conversion, in accordance with the terms of the Convertible Notes and the Note Purchase Agreement. In the event of any proposed transfer by any Existing Stockholder (the “Transferor”), the result of such transfer being that the Existing Stockholders would not possess sufficient voting power in the Company to authorize Conversion Securities as set forth in this Section 6, then the Transferor shall not make such transfer, and the Company shall not permit such transfer, unless the transferee agrees to be bound by this Section 6. In the event of any proposed issuance of voting securities by the Company following the date hereof, the result of which being that the Existing Stockholders would not possess sufficient voting power in the Company to authorize Conversion Securities as set forth in this Section 6, then the Company shall, as a condition to such issuance, require the purchaser of such securities to agree to be bound by this Section 6. The obligations set forth in this Section 6 shall terminate following the closing of an IPO.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7. Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

8. Ratification. Except as amended and modified by this Agreement, the Stockholder Agreements shall remain in full force and effect.

9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as of the delivery of a dully executed counterpart of this Agreement.

10. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, CA 94104, Attention: Michael A. Brown, (b) if to the GS Purchaser, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004; Fax: (212) 859-4000; Attention: Lawrence N. Barshay.

13. Amendments and Waivers. Any term of this Agreement may be amended or waived pursuant to the terms set forth in Section 7.9 of the Note Purchase Agreement; provided, that, the Company may, without the consent or approval of any Purchaser, cause additional persons to become party to this Agreement as Purchasers pursuant to Section 14 (with the rights and obligations hereof) and amend Exhibit A hereto accordingly; provided, further, that any amendment or waiver of Section 6 shall require the consent of the holders of a majority of the shares of the Company’s common stock issuable or issued upon conversion of the Company’s preferred stock then held by the Existing Stockholders, voting together as a single class and on an as-converted basis.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

14. Additional Purchaser. Notwithstanding anything to the contrary contained herein, if the Company issues additional Convertible Notes after the date hereof pursuant to the Note Purchase Agreement, any purchaser of a Convertible Note may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Purchaser” for all purposes hereunder. No action or consent by the Purchasers shall be required for such joinder to this Agreement by such additional Purchaser, so long as such additional Purchaser has agreed in writing to be bound by all of the obligations as an “Purchaser” hereunder by executing and delivering an additional counterpart signature page to this Agreement.

[Signature page follows]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Investor Rights and Joinder and Omnibus Amendment to Stockholder Agreements as of the date first written above.

COMPANY:

UBER TECHNOLOGIES, INC.

By:

Name:
Title:

Address:	1455 Market Street, 10th Floor
San Francisco, CA 94103

With a copy to (which shall not constitute notice):

Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, CA 94104
Attention: Michael A. Brown

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Investor Rights and Joinder and Omnibus Amendment to Stockholder Agreements as of the date first written above.

[PURCHASER]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Investor Rights and Joinder and Omnibus Amendment to Stockholder Agreements as of the date first written above.

[EXISTING HOLDERS]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit A

Schedule of Purchasers

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit B

Schedule of Existing Stockholders